Exhibit 99.2

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

x
Chapter 11
In re:	:
Case No. 05-17930 (ALG)
NORTHWEST AIRLINES CORPORATION,	:
NWA FUEL SERVICES CORPORATION,		Jointly Administered
NORTHWEST AIRLINES HOLDINGS CORPORATION,	:
NWA INC.,
NORTHWEST AEROSPACE TRAINING CORPORATION,	:
NORTHWEST AIRLINES, INC.,
NWA AIRCRAFT FINANCE, INC.,	:
MLT INC.,
COMPASS AIRLINES, INC. F/K/A NORTHWEST AIRLINES CARGO, INC.,	:
NWA RETAIL SALES INC.,
MONTANA ENTERPRISES, INC.,	:
AIRCRAFT FOREIGN SALES, INC.,
NW RED BARON LLC, AND	:
NWA WORLDCLUB, INC.
Debtors.	:

x

DEBTORS’ JOINT AND CONSOLIDATED PLAN OF
REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Bruce R. Zirinsky (BZ 2990)	Mark C. Ellenberg (ME 6927)
CADWALADER, WICKERSHAM & TAFT LLP	CADWALADER, WICKERSHAM & TAFT LLP
One World Financial Center	1201 F St. N.W., Suite 1100
New York, New York 10281	Washington, DC 20004
Telephone: (212) 504-6000	Telephone: (202) 862-2200
Facsimile: (212) 504-6666	Facsimile: (202) 862-2400

Dated: January 12, 2007

i

1.45	Final Order	5
1.46	General Unsecured Claim	5
1.47	Guaranty Claim	5
1.48	Holdings	5
1.49	Indentures	5
1.50	Indenture Trustee	5
1.51	Insured Claim	6
1.52	Intercompany Claim	6
1.53	N301US and N303US Aircraft Secured Claim	6
1.54	New Common Stock	6
1.55	New Common Stock For Distribution to Creditors	6
1.56	New Common Stock For Distribution Pursuant to Rights Offering	6
1.57	New Common Stock Reserved for Issuance to Management	6
1.58	New Common Stock Reserved for Private Equity Investment	6
1.59	New Management Incentive Plan	6
1.60	NOLs	7
1.61	Non-Consolidated Debtors	7
1.62	Non-Debtor Affiliates	7
1.63	Northwest Airlines	7
1.64	NW 2006-1 and 2006-2 Trust Indentures	7
1.65	NWA Corp.	7
1.66	NWA Corp. Preferred Shares	7
1.67	Old NWA Corp. Common Shares	7
1.68	Other Secured Claim	7
1.69	Plan	8
1.70	Post-Effective Date Committee	8
1.71	Postpetition Aircraft Purchase and Lease Obligations	8
1.72	Preferred Stock Interests	8
1.73	Priority Non-Tax Claim	8
1.74	Priority Tax Claim	8
1.75	Private Equity Investment Agreements	8
1.76	Professional Claim	8
1.77	Pro Rata	8
1.78	Registration Rights Agreement	8
1.79	Released Party	8
1.80	Reorganized Debtor	8
1.81	Reorganized NWA Corp.	9
1.82	Reorganized Northwest Airlines	9
1.83	Restructured Aircraft Secured Claim	9
1.84	Retiree Committee	9
1.85	Rights Offering	9
1.86	Rights Offering Sponsor	9
1.87	Rights Offering Sponsor Agreement	9
1.88	Schedules	9
1.89	Secured Claim	9
1.90	Securities Act	9
1.91	Settlement Procedures Order	9
1.92	Subordinated Claim	9
1.93	Subscription Agent	9
1.94	Subscription Form	10
1.95	Subscription Purchase Price	10

1.96	Subscription Rights	10

SECTION 2.	ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS	10

2.1	Administrative Expense Claims and Bar Date	10
2.2	Postpetition Aircraft Purchase and Lease Obligations	10
2.3	Priority Tax Claims	11
2.4	DIP Claims	11
2.5	Satisfaction of Exit Conditions under A330 Financing Indentures	11

SECTION 3.	CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS	11

3.1	Consolidated Debtors Classes	11
3.2	NWA Fuel Services Corporation Classes	12
3.3	Northwest Aerospace Training Corporation Classes	13
3.4	MLT Inc. Classes	13
3.5	Compass Airlines, Inc. f/k/a Northwest Airlines Cargo, Inc. Classes	13
3.6	NWA Retail Sales Inc. Classes	14
3.7	Montana Enterprises, Inc. Classes	14
3.8	NW Red Baron LLC Classes	14
3.9	Aircraft Foreign Sales, Inc. Classes	15
3.10	NWA Worldclub, Inc. Classes	15
3.11	NWA Aircraft Finance, Inc. Classes	15

SECTION 4.	TREATMENT OF CLAIMS AND EQUITY INTERESTS	16

4.1	Priority Non-Tax Claims	16
4.2	1110(a) Aircraft Secured Claims	16
4.3	Restructured Aircraft Secured Claims	16
4.4	N301US and N303US Aircraft Secured Claims	16
4.5	Other Secured Claims	17
4.6	General Unsecured Claims	17
4.7	Convenience Class Claims	17
4.8	Intercompany Claims	17
4.9	Equity Interests	18
4.10	Preferred Stock Interests in NWA Corp.	18
4.11	Common Stock Interests in NWA Corp	18

SECTION 5.	MEANS FOR IMPLEMENTATION	18

5.1	Substantive Consolidation	18
5.2	Exit Financing	18
5.3	Authorization of New Common Stock	19
5.4	Rights Offering	19
5.5	Private Equity Investment	19
5.6	Listing of New Common Stock	19
5.7	Restrictions on the Transfer of New Common Stock to Protect NOLs	19
5.8	New Management Incentive Plan	20
5.9	Cancellation of Existing Securities and Agreements	20
5.10	Board of Directors	20
5.11	Officers	20

5.12	Continued Corporate Existence and Vesting of Assets in the Reorganized Debtors	20
5.13	Restructuring Transactions	21
5.14	Certificate of Incorporation	21

SECTION 6.	DISTRIBUTIONS	21

6.1	Distribution Record Date	21
6.2	Date of Distributions	21
6.3	Postpetition Interest on Claims	22
6.4	Initial Distributions	22
6.5	Subsequent Distributions	22
6.6	Disbursing Agent	22
6.7	Rights and Powers of Disbursing Agent	23
6.8	Surrender of Instruments	23
6.9	Delivery of Distributions	23
6.10	Manner of Payment Under Plan	24
6.11	Fractional Shares	24
6.12	Setoffs	24
6.13	Distributions after the Effective Date	24
6.14	Allocation of Plan Distributions Between Principal and Interest	24
6.15	Withholding and Reporting Requirements	24
6.16	Time Bar to Cash Payments	25

SECTION 7.	PROCEDURES FOR DISPUTED CLAIMS	25

7.1	Objection to Claims	25
7.2	Payments and Distributions with Respect to Disputed Claims	25
7.3	Preservation of Insurance	26
7.4	Retiree Medical Benefit Claims	26
7.5	Estimation of Claims and Equity Interests	26
7.6	No Recourse	26
7.7	Preservation of Rights to Settle Claims	26
7.8	Presumed Disallowance of Certain Claims	27

SECTION 8.	EXECUTORY CONTRACTS AND UNEXPIRED LEASES	27

8.1	General Treatment	27
8.2	Restructured Collective Bargaining Agreements	27
8.3	Management Compensation Agreements	27
8.4	Employee-Related Agreements	27
8.5	Customer Programs	28
8.6	Cure of Defaults	28
8.7	Approval of Assumption and Rejection of Executory Contracts and Unexpired Leases	28
8.8	Rejection Claims	28
8.9	Survival of the Debtors’ Indemnification Obligations	28
8.10	Insurance Policies	29

SECTION 9.	THE RIGHTS OFFERING	29

9.1	Subscription Rights	29
9.2	Subscription Period	29
9.3	Exercise of Subscription Rights	29
9.4	Undersubscription	29
9.5	Transfer of Subscription Rights; Revocation	30
9.6	Distribution of New Common Stock	30
9.7	No Interest	30
9.8	Fractional Rights	30
9.9	Validity of Exercise of Subscription Rights	30
9.10	Use of Proceeds	30
9.11	Withdrawal of Rights Offering	30
9.12	Limitation on Acquisition of Shares	31

SECTION 10.	CONDITIONS PRECEDENT TO EFFECTIVE DATE	31

10.1	Conditions to Effective Date	31
10.2	Waiver of Conditions	32

SECTION 11.	EFFECT OF CONFIRMATION	32

11.1	Vesting of Assets	32
11.2	Discharge of Claims against the Debtors and Cancellation of Equity Interests in NWA Corp.	32
11.3	Binding Effect	32
11.4	Term of Injunctions or Stays	32
11.5	Injunction Against Interference with Plan	33
11.6	Exculpation	33
11.7	Retention of Causes of Action/Reservation of Rights	33
11.8	Release by Debtors	33
11.9	Release of Released Parties by Other Released Parties	34

SECTION 12.	RETENTION OF JURISDICTION	34

SECTION 13.	MISCELLANEOUS PROVISIONS	36

13.1	Payment of Statutory Fees	36
13.2	Committees	36
13.3	Substantial Consummation	36
13.4	Exemption from Transfer Taxes	36
13.5	Section 1145 Exemption	36
13.6	Amendments	37
13.7	Revocation or Withdrawal of Plan	37
13.8	Cramdown	37
13.9	Confirmation of Subplans	37
13.10	Severability	37
13.11	Request for Expedited Determination of Taxes	38
13.12	Courts of Competent Jurisdiction	38
13.13	Governing Law	38
13.14	Time	38

v

13.15	Headings	38
13.16	Exhibits	38
13.17	Notices	38

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

	x	Chapter 11

In re:	:	Case No. 05-17930 (ALG)

:
NORTHWEST AIRLINES CORPORATION,		Jointly Administered
NWA FUEL SERVICES CORPORATION,	:
NORTHWEST AIRLINES HOLDINGS CORPORATION,
NWA INC.,	:
NORTHWEST AEROSPACE TRAINING CORPORATION,
NORTHWEST AIRLINES, INC.,	:
NWA AIRCRAFT FINANCE, INC.,
MLT INC.,	:
COMPASS AIRLINES, INC. F/K/A NORTHWEST AIRLINES CARGO, INC.,
NWA RETAIL SALES INC.,	:
MONTANA ENTERPRISES, INC.,
AIRCRAFT FOREIGN SALES, INC.,	:
NW RED BARON LLC, AND
NWA WORLDCLUB, INC.	:
Debtors.
x

DEBTORS’ JOINT AND CONSOLIDATED PLAN OF REORGANIZATION
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Northwest Airlines Corporation, NWA Fuel Services Corporation, Northwest Airlines Holdings Corporation, NWA Inc., Northwest Airlines, Inc., Northwest Aerospace Training Corporation, MLT Inc., Compass Airlines, Inc. f/k/a Northwest Airlines Cargo, Inc., NWA Retail Sales Inc., Montana Enterprises, Inc., NW Red Baron LLC, Aircraft Foreign Sales, Inc., NWA Worldclub, Inc., and NWA Aircraft Finance, Inc., the debtors, propose the following joint and consolidated plan of reorganization pursuant to section 1121(a) of title 11 of the United States Code:

SECTION 1.                                                    DEFINITIONS

In this Plan, the following definitions shall apply:

1.1          1110(a) Aircraft Secured Claim means an Aircraft Secured Claim relating to Aircraft Equipment as to which the Debtors agreed under section 1110(a) of the Bankruptcy Code to perform all obligations under the applicable loan agreements.

1.2          A330 Financing Indentures  means the NW 2006-1 and 2006-2 Trust Indentures providing for the refinancing of certain Secured Obligations relating to A330 Aircraft

Equipment, authorized by the Bankruptcy Court in Final Orders dated November 21, 2006 and December 21, 2006.

1.3          Administrative Expense Claim means any right to payment, whether secured or unsecured, constituting a cost or expense of administration of any of the Chapter 11 Cases under sections 503(b), 507(a)(1) and 1114(e) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the Debtors’ estates, any actual and necessary costs and expenses of operating the Debtors’ businesses, any indebtedness or obligations incurred or assumed by the Debtors, as debtors in possession, during the Chapter 11 Cases including, without limitation, for the acquisition or lease of property or an interest in property or the rendition of services, any allowances of compensation and reimbursement of expenses to the extent allowed by Final Order under section 330 or 503 of the Bankruptcy Code, and any fees or charges assessed against the estates of the Debtors under section 1930 of chapter 123 of title 28 of the United States Code.

1.4          Administrative Expense Claim Bar Date means the date that is sixty calendar days after the Effective Date.

1.5          Aircraft Equipment means an aircraft, airframe, aircraft engine, propeller, appliance or spare part (and includes all records and documents relating to such equipment that are required, under the terms of the security agreement, lease, or conditional sale contract, to be surrendered or returned in connection with the surrender or return of such equipment) that is leased to, subject to a security interest granted by or conditionally sold to, one of the Debtors.

1.6          Aircraft Secured Claim means a Claim that is secured by a valid, duly perfected, non-avoidable security interest in the interest of a Debtor in Aircraft Equipment, to the extent of the value, as of the Effective Date or such other date as is established by the Bankruptcy Court, of such Claimholder’s interest in the applicable Debtor’s interest in such Aircraft Equipment, as determined by a Final Order of the Bankruptcy Court pursuant to section 506(a) of the Bankruptcy Code or as otherwise agreed upon in writing by the Debtors and the Claimholder.

1.7          Allowed means, with respect to a Claim, (i) any Claim against any Debtor which has been listed by such Debtor in the Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim has been filed, (ii) any timely filed, liquidated, non-contingent Claim as to which the time for objection permitted by the Plan has expired and no objection has been interposed (iii) any Claim expressly allowed by a Final Order.

1.8          Amended Bylaws means the Bylaws of Reorganized NWA Corp. as restated, substantially in the form set forth in Exhibit A to the Plan.

1.9          Amended Certificate of Incorporation means the Certificate of Incorporation of Reorganized NWA Corp., as restated, substantially in the form set forth in Exhibit B to the Plan.

1.10        Bankruptcy Code means title 11 of the United States Code, as applicable to the Chapter 11 Cases.

1.11        Bankruptcy Court means the United States Bankruptcy Court for the Southern District of New York.

1.12        Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, applicable to the Chapter 11 Cases, and any Local Rules of the Bankruptcy Court.

1.13        Bar Date Order means the Final Order dated May 19, 2006, as amended May 22, 2006 (Docket Nos. 2594 & 2607), and any orders supplementing such Order, establishing the last date for filing proofs of claim against the Debtors’ estates.

1.14        Business Day means any day other than a Saturday, a Sunday, or any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order.

1.15        Cash means legal tender of the United States of America.

1.16        Catch-up Distribution means with respect to each holder of an Allowed Claim in Class 1D the aggregate number of shares of New Common Stock For Distribution to Creditors that such holder would have received if its Claim had been an allowed claim on the Effective Date.

1.17        Chapter 11 Cases means the jointly administered cases under Chapter 11 of the Bankruptcy Code commenced by the Debtors in the United States District Court for the Southern District of New York and styled In re Northwest Airlines Corp., et al., Case No. 05-17930 (ALG), (Jointly Administered).

1.18        Claim has the meaning set forth in section 101 of the Bankruptcy Code.

1.19        Claims Agent means Bankruptcy Services, LLC, which is located at 757 Third Avenue, Third Floor, New York, New York 10017 and was retained as the Debtors’ claims, balloting and noticing agent in the Chapter 11 Cases. pursuant to Bankruptcy Court Order dated November 16, 2005.

1.20        Class means any group of Claims or Equity Interests classified by the Plan pursuant to section 1122(a)(1) of the Bankruptcy Code.

1.21        Commencement Date means September 14, 2005, with respect to all of the Debtors other than NWA Aircraft Finance, Inc., and with respect to NWA Aircraft Finance, Inc. means September 30, 2005.

1.22        Common Stock Interests means Equity Interests in NWA Corp. represented by Old NWA Corp. Common Shares.

1.23        Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order.

1.24        Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

1.25        Consolidated Debtor means, individually, any of NWA Corp., Holdings, NWA Inc. and Northwest Airlines.

1.26        Consolidated Debtors means, collectively, NWA Corp., Holdings, NWA Inc. and Northwest Airlines.

1.27        Convenience Class Claim means any pre-petition unsecured Claim against any of the Debtors that is Allowed in an amount equal to $20,000 or less.

1.28        Creditors Committee means the statutory committee of unsecured creditors appointed in the Chapter 11 Cases, as constituted from time to time.

1.29        Debtor means, individually, any of NWA Corp., NWA Fuel Services Corporation, Holdings, NWA Inc., Northwest Airlines, Northwest Aerospace Training Corporation, MLT Inc., Compass Airlines, Inc. f/k/a Northwest Airlines Cargo, Inc., NWA Retail Sales Inc., Montana Enterprises, Inc., NW Red Baron LLC, Aircraft Foreign Sales, Inc., NWA Worldclub, Inc., and NWA Aircraft Finance, Inc.

1.30        Debtors  means, collectively, each Debtor.

1.31        Deficiency Claim means that portion of a Claim secured by a lien on property in which the estate has an interest that is determined, pursuant to Section 506(a) of the Code or through agreement, to exceed the value of the claimant’s interest in such property.

1.32        DIP Claim means the Administrative Expense Claim arising under the DIP Credit and Exit Facility Agreement.

1.33        DIP Credit and Exit Facility Agreement means that certain Super Priority Debtor in Possession and Exit Credit and Guarantee Agreement dated as of August 21, 2006, among Northwest Airlines as Borrower, NWA Corp, Northwest Airlines Holdings Corporation and NWA Inc., as Guarantors, and Citicorp USA Inc., as Administrative Agent, JP Morgan Chase Bank, N.A. as Syndication Agent, Deutsche Bank Trust Company Americas, as Documentation Agent, Morgan Stanley Senior Funding Inc., as Co-Syndication Agent, Calyon New York Branch, as Co-Documentation Agent, U.S. Bank National Association, as Agent, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as Joint Lead Arrangers and Joint Book Runners for the Exit Facilities, Morgan Stanley Senior Funding Inc., as Co-Arranger and Calyon New York Branch, as Co-Arranger and the several lenders from time to time parties thereto.

1.34        Disclosure Statement means the disclosure statement with respect to the Debtors’ Joint and Consolidated Plan of Reorganization Under Chapter 11 of the Bankruptcy Code.

1.35        Disbursing Agent means any entity (including any applicable Debtor if it acts in such capacity) in its capacity as a disbursing agent under Section 6.6 hereof.

1.36        Disputed Claim means any Claim that is not an allowed claim.

1.37        Distribution Record Date means the date fixed as the “Distribution Record Date” by order of the Bankruptcy Court approving, inter alia, procedures to solicit acceptances or rejections of this Plan.

1.38        Downstream Mergers means the mergers provided for in section 5.13 of the Plan.

1.39        Effective Date means a Business Day on or after the Confirmation Date selected by the Debtors on which (i) no stay of the Confirmation Order is in effect (ii) the conditions to the effectiveness of the Plan specified in Section 10 hereof have been satisfied or waived and (iii) the Debtors commence consummation of the Plan.

1.40        Employee-Related Agreements means those agreements between any of the Debtors and any of its employees or any entity acting on behalf of its employees.

1.41        Equity Interest means the interest of any holder of an equity security of any Debtor represented by any issued and outstanding shares of common or preferred stock or other instrument evidencing a present ownership interest in any Debtor, whether or not transferable, or any option, warrant or right, contractual or otherwise, to acquire any such interest.

1.42        Exercising Claimant means each holder of an Allowed Claim in Class 1D that accepts the plan and exercises its rights to subscribe to purchase shares of New Common Stock For Distribution Pursuant to Rights Offering, as more fully described and set forth in accordance with Exhibit C to the Plan.

1.43        Exit Facility means the credit facility that will provide liquidity to the Reorganized Debtors.

1.44        Final Distribution Date means the date which is ninety days after all Disputed Claims have been resolved by Final Order.

1.45        Final Order means an order or judgment that has not been reversed, vacated or stayed and as to which (i) the time to appeal, to petition for a writ of certiorari or to move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for a writ of certiorari or motion for a new trial, reargument or rehearing shall then be pending, or (ii) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, such order or judgment shall have been affirmed by the highest court to which such order was appealed, or the petition for a writ of certiorari shall have been denied, or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order or judgment, and the time to take any further appeal, to petition for a writ of certiorari or to move for a new trial, reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order shall not cause such order to not be a Final Order.

1.46        General Unsecured Claim means a Claim against a Debtor that  is not an Administrative Expense Claim, a Priority Tax Claim, a Priority Non-Tax Claim, an 1110(a) Aircraft Secured Claim, a Restructured Aircraft Secured Claim, an N301US and N303US Aircraft Secured Claim, an Other Secured Claim, an Insured Claim, an Intercompany Claim, or a Convenience Class Claim.  For the avoidance of doubt, the term General Unsecured Claim includes Deficiency Claims and Guaranty Claims.

1.47        Guaranty Claim means a Claim against NWA Corp., Holdings or NWA Inc. that is based on a guaranty of a primary obligation of Northwest Airlines or a Claim against NWA Corp. that is guaranteed by Northwest Airlines.

1.48        Holdings means Northwest Airlines Holdings Corporation, a Delaware corporation.

1.49        Indentures means, individually and collectively, (A) the Indenture (as supplemented) dated as of March 1, 1997 among Northwest Airlines, Holdings and U.S. Bank National Association, N.A. as successor to State Street Bank as Trustee, under which Northwest Airlines issued the following series of notes: (i) 10% Notes due 2009 in the aggregate principal amount of $300,000,000, (ii) 9.875% Notes due 2007 in the aggregate principal amount of $300,000,000, (iii) 8.875% Notes due 2006 in the aggregate principal amount of $300,000,000, (iv) 9.5% Notes due 2039 in the aggregate principal amount of $143,000,000, (v) 7.875% Notes due 2008 in the aggregate principal amount of $200,000,000 and (vi) 8.70% Notes due 2007 in the aggregate principal amount of $100,000,000; and (B) the Indenture dated as of May 20, 2003 among NWA Corp., Northwest Airlines and U.S. Bank National Association, N.A. as Trustee, under which NWA Corp. issued the following series of convertible notes: (i) 6.625% Notes due 2023 in the aggregate principal amount of $150,000,000 and (ii) 7.625% Notes due 2023 in the aggregate principal amount of $225,000,000, and all documents and instruments relating thereto as such may have been amended, modified, supplemented or restated from time to time prior to the Commencement Date.

1.50        Indenture Trustee means either of HSBC Bank USA, National Association, with respect to notes issued under the Indenture (as supplemented) dated as of March 1, 1997 among Northwest Airlines, Holdings and U.S. Bank National Association, N.A. as successor to State Street Bank as Trustee; and U.S. Bank National Association, as successor to State Street Bank, with respect to notes issued under the Indenture dated as of May 20, 2003 among NWA Corp., Northwest Airlines and U.S. Bank National Association, N.A. as Trustee.

1.51        Insured Claim means any Claim as to which there is valid and enforceable insurance coverage in an amount sufficient to fully satisfy and discharge such claim.

1.52        Intercompany Claim means any General Unsecured Claim held by a Debtor and/or Non-Debtor Affiliate against another Debtor and/or Non-Debtor Affiliate.

1.53        N301US and N303US Aircraft Secured Claim means the respective Aircraft Secured Claim relating to either the airframe bearing FAA Registration tail number N301US and related Aircraft Equipment or the airframe bearing FAA Registration tail number N303US and related Aircraft Equipment.

1.54        New Common Stock means the new shares of common stock of Reorganized NWA Corp., having a par value of 1 cent per share, to be authorized and issued pursuant to the Plan and the Amended Certificate of Incorporation.

1.55        New Common Stock For Distribution to Creditors means the portion of the New Common Stock to be distributed to holders of Allowed Claims against the Consolidated Debtors pursuant to the Plan.

1.56        New Common Stock For Distribution Pursuant to Rights Offering means the portion of the New Common Stock to be issued pursuant to the Rights Offering, as set forth in Section 9 of the Plan.

1.57        New Common Stock Reserved for Issuance to Management means the portion of the New Common Stock to be reserved for issuance under the New Management Incentive Plan.

1.58        New Common Stock Reserved for Private Equity Investment means the portion of the New Common Stock to be reserved for issuance under the Private Equity Investment Agreements.

1.59        New Management Incentive Plan means the management incentive plan for certain employees of Reorganized Debtors, as set forth in Exhibit D to the Plan.

1.60        NOLs means Net Operating Losses, as that term is used in Section 382 of the Internal Revenue Code.

1.61        Non-Consolidated Debtors means, collectively, NWA Fuel Services Corporation, Northwest Aerospace Training Corporation, MLT Inc., Compass Airlines, Inc. f/k/a Northwest Airlines Cargo, Inc., NWA Retail Sales Inc., Montana Enterprises, Inc., NW Red Baron LLC, Aircraft Foreign Sales, Inc., NWA Worldclub, Inc., and NWA Aircraft Finance, Inc.

1.62        Non-Debtor Affiliates means Northwest Airlines Charitable Foundation, Cardinal Insurance Co., Tomisato Shoji Hotel Business, Wings Finance Y.K., Win Win L.P., NWA Real Estate Holding Company LLC, Margoon Holding B.V.

1.63        Northwest Airlines means Northwest Airlines, Inc., a Minnesota corporation.

1.64        NW 2006-1 and 2006-2 Trust Indentures means (i) the Trust Indenture and Security Agreement [NW 2006-1 N851NW], dated as of December 22, 2006, among Northwest Airlines, Wells Fargo Bank Northwest, National Association, as Collateral Agent, Citibank, N.A., as Series A Administrative Agent, and Citibank, N.A., as Series B Administrative Agent (the “Agents”), (ii) the Trust Indenture and Security Agreement [NW 2006-1 N852NW], dated as of December 22, 2006, among Northwest Airlines and the Agents, (iii) the Trust Indenture and Security Agreement [NW 2006-1 N856NW], dated as of December 22, 2006, among Northwest and the Agents, (iv) the Trust Indenture and Security Agreement [NW 2006-1 N857NW], dated as of December 22, 2006, among Northwest Airlines and the Agents, (v) the Trust Indenture and Security Agreement [NW 2006-1 N860NW], dated as of December 22, 2006, among Northwest Airlines and the Agents, (vi) the Trust Indenture and Security Agreement [NW 2006-1 N861NW], dated as of December 22, 2006, among Northwest Airlines and the Agents, (vii) the Trust Indenture and Security Agreement [NW 2006-1 N806NW], dated as of December 22, 2006, among Northwest Airlines and the Agents, (viii) the Trust Indenture and Security Agreement [NW 2006-1 N807NW], dated as of December 22, 2006, among Northwest and the Agents, (ix) the Trust Indenture and Security Agreement [NW 2006-1 N812NW], dated as of December 22, 2006, among Northwest Airlines and the Agents, (x) the Trust Indenture and Security Agreement [NW 2006-1 N371NB], dated as of December 22, 2006, among Northwest Airlines and the Agents, (xi) the Trust Indenture and Security Agreement [NW 2006-1 N377NW], dated as of December 22, 2006, among Northwest and the Agents, (xii) the Trust Indenture and Security Agreement [NW 2006-1 N813NW], dated as of December 22, 2006, among Northwest Airlines and the Agents, and (xiii) the Trust Indenture and Security Agreement [NW 2006-2 N853NW], dated as of December 22, 2006, among Northwest Airlines and the Agents, in each case as it may from time to time be supplemented or amended as provided therein, including supplementing by a Trust Indenture Supplement pursuant thereto.

1.65        NWA Corp. means Northwest Airlines Corporation, a Delaware corporation.

1.66        NWA Corp. Preferred Shares means shares any and all shares of NWA Corp. preferred stock issued and outstanding on the Commencement Date.

1.67        Old NWA Corp. Common Shares means any and all shares of NWA Corp. common stock issued and outstanding on the Commencement Date.

1.68        Other Secured Claim means a Secured Claim against a Debtor that is not a Restructured Aircraft Secured Claim, an 1110(a) Aircraft Secured Claim, an N301US and N303US Aircraft Secured Claim or a Priority Tax Claim.

1.69        Plan means this joint and consolidated plan of reorganization, including the exhibits and appendices hereto, as the same may be amended or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof.

1.70        Post-Effective Date Committee means the committee formed pursuant to section 13.2 of the Plan.

1.71        Postpetition Aircraft Purchase and Lease Obligations means those certain obligations arising pursuant to (a) postpetition agreements regarding Aircraft Equipment to be purchased by a Debtor (b) postpetition agreements to restructure prepetition agreements relating to the purchase or lease of Aircraft Equipment by a Debtor; provided, however, that obligations under such postpetition agreements shall only be Postpetition Aircraft Purchase and Lease Obligations to the extent specifically provided in such agreements and provided further that each such postpetition agreement shall have been approved by a Final Order of the Bankruptcy Court prior to the Effective Date.

1.72        Preferred Stock Interests means Equity Interests in NWA Corp. represented by NWA Corp. Preferred Shares.

1.73        Priority Non-Tax Claim means any Claim entitled to priority in payment as specified in section 507(a)(3), (4), (5), (6), (7) or (9) of the Bankruptcy Code.

1.74        Priority Tax Claim means any Claim, whether secured or unsecured, entitled to priority under sections 502(i) and 507(a)(8) of the Bankruptcy Code.

1.75        Private Equity Investment Agreements mean the agreements with one or more purchaser entities pursuant to which such entities will purchase New Common Stock Reserved for Private Equity Investment, substantially in the form of Exhibit E to the Plan.

1.76        Professional Claim means a claim filed by any of the professionals retained in these Chapter 11 Cases.

1.77        Pro Rata means, with respect to an Allowed Claim, the ratio of the amount of the Allowed Claim to the total amount of all Allowed Claims in the same Class.

1.78        Registration Rights Agreement means the agreement substantially in the form set forth in Exhibit F to the Plan, whereby Reorganized NWA Corp. will agree to register certain shares of New Common Stock in accordance with the terms of such agreement.

1.79        Released Party means each of (a) the Debtors and the Reorganized Debtors, (b) the Creditors Committee, (c) any statutory committee, the members thereof appointed in the Chapter 11 Cases in their capacities as such, (d) the Rights Offering Sponsor, (e) the Air Line Pilots Association, International and the Northwest Airlines Master Executive Council of the Air Line Pilots Association, International, (f) the International Association of Machinists and Aerospace Workers, District 143, (g) the Aircraft Technical Support Association, (h) the Northwest Airlines Meteorology Association, (i) the Transport Workers Union of America, and (j) Aircraft Mechanics Fraternal Association and each of their current or former members, officers, directors, committee members, employees, advisors, attorneys, accountants, actuaries, investment bankers, consultants, agents and other representatives.

1.80        Reorganized Debtor means each Debtor on or after the Effective Date.

1.81        Reorganized NWA Corp. means Northwest Airlines Corporation, on and after the Effective Date.

1.82        Reorganized Northwest Airlines means Northwest Airlines, Inc., on and after the Effective Date.

1.83        Restructured Aircraft Secured Claim means an Aircraft Secured Claim as to which the Debtors and the claimants have agreed to a reduced and restructured Claim and as to which the Bankruptcy Court has entered a Final Order approving the restructuring.

1.84        Retiree Committee means the statutory committee of retired employees appointed in the Chapter 11 Cases, as constituted from time to time.

1.85        Rights Offering means the offering to holders of Allowed Claims in Class 1D to subscribe to purchase shares of New Common Stock For Distribution Pursuant to Rights Offering, as more fully described and set forth in accordance with Exhibit C to the Plan.

1.86        Rights Offering Sponsor means the parties listed on Exhibit G to the Plan.

1.87        Rights Offering Sponsor Agreement means the agreement between the Rights Offering Sponsor and the Debtors under which the Rights Offering Sponsor commits to purchase all the shares of New Common Stock For Distribution Pursuant to Rights Offering that are allotted to but not purchased by holders of Claims in the Rights Offering.  The form of the Rights Offering Sponsor Agreement is attached as Exhibit H to the Plan.

1.88        Schedules means the schedules of assets and liabilities under section 521 of the Bankruptcy Code, Bankruptcy Rule 1007 and the Official Bankruptcy Forms of the Bankruptcy Rules, as such schedules have been or may be supplemented or amended from time to time.

1.89        Secured Claim means a Claim (i) that is secured by a valid, duly perfected, non-avoidable security interest in the interest of a Debtor in property that is not Aircraft Equipment, to the extent of the value, as of the Effective Date or such other date as is established by the Bankruptcy Court, of such Claimholder’s interest in the applicable Debtor’s interest in such property, as determined by a Final Order of the Bankruptcy Court pursuant to section 506(a) of the Bankruptcy Code or as otherwise agreed upon in writing by the Debtors and the Claimholder or (ii) that is secured by the amount of any valid, non-avoidable rights of setoff of the holder thereof under section 553 of the Bankruptcy Code.

1.90        Securities Act means the Securities Act of 1933, as amended, 15 U.S.C. § 77a, et seq., and all rules or regulations promulgated thereunder.

1.91        Settlement Procedures Order means the Final Order dated September 13, 2006 (Docket No. 3546), establishing procedures for the Debtors to settle Claims filed against the estates.

1.92        Subordinated Claim means any Claim against a Debtor, whether secured or unsecured, for any fine, penalty, forfeiture, attorneys’ fees (to the extent that such attorneys’ fees are punitive in nature), multiple, exemplary or punitive damages, or for any other amount that does not represent compensation for actual pecuniary loss suffered by the holder of such Claim, and all claims against any of the Debtors of the type described in section 510(b) of the Bankruptcy Code.

1.93        Subscription Agent means the person engaged by the Debtors to administer the Rights Offering.

1.94        Subscription Form means the form to be used by a valid holder of Subscription Rights to exercise such Subscription Rights.

1.95        Subscription Purchase Price means the purchase price set forth in the Subscription Form that each holder of an Allowed Claim in Class 1D must pay in order to exercise its Subscription Rights and purchase the New Common Stock For Distribution Pursuant to Rights Offering pursuant to, and in accordance with, Section 9 hereof.

1.96        Subscription Rights means the rights to purchase the shares of New Common Stock For Distribution Pursuant to Rights Offering.

SECTION 2.                                                    ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

2.1        Administrative Expense Claims and Bar Date.

Except to the extent that a holder of an Allowed Administrative Expense Claim agrees to a different treatment, or as otherwise provided for in the Plan, the Debtors shall pay each Allowed Administrative Expense Claim in full and in Cash on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the first Business Day after the date that is thirty (30) calendar days after the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors, as debtors in possession, or liabilities arising under loans or advances to or incurred by the Debtors, may be paid by the Debtors in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions.

A notice setting forth the Administrative Expense Claim Bar Date will be (i) filed on the Bankruptcy Court’s docket and (ii) posted on the Debtors’ case information website at www.nwa-restructuring.com.  No other notice of the Administrative Expense Claim Bar Date will be provided.  All requests for payment of an Administrative Expense Claim that accrued on or before the Effective Date must be filed with the Claims Agent and served on counsel for the Debtors by the Administrative Claim Bar Date.  Any requests for payment of Administrative Expense Claims that are not properly filed and served by the Administrative Expense Claim Bar Date shall not appear on the register of claims maintained by the Claims Agent and shall be disallowed automatically without the need for any objection from the Debtors or the Reorganized Debtors or any action by the Bankruptcy Court.

The Reorganized Debtors, in their sole and absolute discretion, may settle Administrative Expense Claims in the ordinary course of business without further Bankruptcy Court approval.  Unless the Debtors or the Reorganized Debtors object to a timely-filed and properly served Administrative Expense Claim, such Administrative Expense Claim shall be deemed allowed in the amount requested.  In the event that the Debtors or the Reorganized Debtors object to an Administrative Expense Claim, the parties may confer to try to reach a settlement and, failing that, the Bankruptcy Court shall determine whether such Administrative Expense Claim should be allowed and, if so, in what amount.

2.2        Postpetition Aircraft Purchase and Lease Obligations.

The Postpetition Aircraft Purchase and Lease Obligations will be assumed by and will become obligations of the Reorganized Debtors or their successors, if applicable, on the Effective Date.  The foregoing sentence will be specifically limited with respect to each Postpetition Aircraft Purchase and Lease Obligation by the express terms of the agreement pursuant to which such Postpetition Aircraft

Purchase and Lease Obligation arises, and nothing contained in the Plan, the Disclosure Statement for the Plan or the Confirmation Order will be deemed to limit or otherwise affect the terms thereof.  The Final Orders approving Postpetition Aircraft Purchase and Lease Obligations are set forth in Schedule 2.2.

2.3        Priority Tax Claims.

Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, at the sole option of the Debtors, (i) Cash in an amount equal to such Allowed Priority Tax Claim on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the first Business Day after the date that is thirty (30) calendar days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or (ii) Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest from the Effective Date at a fixed annual rate equal to five percent (5%), over a period not exceeding six (6) years after the date of assessment of such Allowed Priority Tax Claim.  The Debtors reserve the right to prepay at any time under this option.

2.4        DIP Claims.

In the event the Debtors elect to convert the DIP Credit and Exit Facility Agreement into an Exit Facility, the Reorganized Debtors shall assume all obligations under the DIP Credit and Exit Facility Agreement, and the liens on the collateral securing the DIP Credit and Exit Facility Agreement will remain in place and survive against the Reorganized Debtors, in accordance with the terms and conditions of the DIP Credit and Exit Facility Agreement.

In the event the Debtors do not elect to convert the DIP Credit and Exit Facility Agreement into an Exit Facility, on the Effective Date, the Debtors shall pay or arrange for the payment of all amounts outstanding under the DIP Credit and Exit Facility Agreement.  Once such payment has been made, these agreements and any agreements or instrument related thereto shall be deemed terminated and Citicorp USA Inc., as Administrative Agent, and the lenders thereunder shall take all reasonable action to confirm the removal of any liens on the collateral of the Debtors securing the DIP Credit and Exit Facility Agreement.

2.5        Satisfaction of Exit Conditions under A330 Financing Indentures.

The Secured Obligations under the A330 Financing Indentures will become obligations of the Reorganized Northwest Airlines or its successor, if applicable, on the Effective Date, and the security interests in the collateral securing the respective Secured Obligations will remain in place and continue to survive against the Reorganized Northwest Airlines.

SECTION 3.                                                    CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

This Plan constitutes a separate chapter 11 plan of reorganization for each Non-Consolidated Debtor.  This Plan also constitutes a single chapter 11 plan of reorganization for the Consolidated Debtors, who will be substantively consolidated for the purposes of voting, distribution and Plan confirmation.  Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of classes of Claims against and Equity Interests in the Consolidated Debtors and in each of the Non-Consolidated Debtors.

3.1          Consolidated Debtors Classes: Claims against and Equity Interests in the Consolidated Debtors are classified as follows:

(a)           Class 1A Priority Non-Tax Claims: This Class consists of Priority Non-Tax Claims against the Consolidated Debtors.  Claims in this Class are unimpaired and not entitled to vote.

(b)           Class 1B-1 1110(a) Aircraft Secured Claims: This Class includes Aircraft Secured Claims against the Consolidated Debtors relating to Aircraft Equipment as to which the Debtors agreed under section 1110(a) of the Bankruptcy Code to perform all obligations under the applicable loan agreements.  Claims in this Class are unimpaired and not entitled to vote.

(c)           Class 1B-2 Restructured Aircraft Secured Claims: The Claims in this Class consist of restructured Aircraft Secured Claims against the Consolidated Debtors as to which the Debtors have agreed to treatment as a Postpetition Aircraft Purchase and Lease Obligation.  Claims in this Class are unimpaired and not entitled to vote.

(d)           Class 1B-3 N301US and N303US Aircraft Secured Claims: The Claims in this Class consist of Aircraft Secured Claims against the Consolidated Debtors relating to airframes bearing FAA Registration numbers N301US and N303US and related Aircraft Equipment.  Claims in this Class are unimpaired and not entitled to vote.

(e)           Class 1C Other Secured Claims: This Class consists of miscellaneous Secured Claims against the Consolidated Debtors.  Claims in this Class are unimpaired and not entitled to vote.

(f)            Class 1D General Unsecured Claims: This Class consists of General Unsecured Claims against the Consolidated Debtors.  Claims in this Class are impaired and entitled to vote.

(g)           Class 1E Convenience Class Claims: This Class consists of Convenience Class Claims against the Consolidated Debtors.  Claims in this Class are impaired and entitled to vote.

(h)           Class 1F Preferred Stock Interests in NWA Corp.: This Class consists of Equity Interests represented by NWA Corp. Preferred Shares.  Interests in this Class are impaired and deemed to reject the Plan.

(i)            Class 1G Common Stock Interests in NWA Corp.: This Class consists of Equity Interests represented by Old NWA Corp. Common Shares.  Interests in this Class are impaired and deemed to reject the Plan.

3.2          NWA Fuel Services Corporation Classes: Claims against and Equity Interests in NWA Fuel Services Corporation are classified as follows:

(a)           Class 2A Priority Non-Tax Claims:  This Class consists of Priority Non-Tax Claims against NWA Fuel Services Corporation.  Claims in this Class are unimpaired and not entitled to vote.

(b)           Class 2B General Unsecured Claims: This Class consists of General Unsecured Claims against NWA Fuel Services Corporation.  Claims in this Class are impaired and entitled to vote.

(c)           Class 2C Intercompany Claims: This Class consists of Intercompany Claims against NWA Fuel Services Corporation.  Claims in this Class are unimpaired and not entitled to vote.

(d)           Class 2D Equity Interests: This Class consists of all Equity Interests in NWA Fuel Services Corporation.  Equity Interests in this Class are unimpaired and not entitled to vote.

3.3          Northwest Aerospace Training Corporation Classes: Claims against and Equity Interests in Northwest Aerospace Training Corporation are classified as follows:

(a)           Class 3A Priority Non-Tax Claims:  This Class consists of Priority Non-Tax Claims against Northwest Aerospace Training Corporation.  Claims in this Class are unimpaired and not entitled to vote.

(b)           Class 3B Other Secured Claims: This Class consists of miscellaneous Secured Claims against Northwest Aerospace Training Corporation.  Claims in this Class are unimpaired and not entitled to vote.

(c)           Class 3C General Unsecured Claims: This Class consists of General Unsecured Claims against Northwest Aerospace Training Corporation.  Claims in this Class are impaired and entitled to vote.

(d)           Class 3D Intercompany Claims: This Class consists of Intercompany Claims against Northwest Aerospace Training Corporation.  Claims in this Class are unimpaired and not entitled to vote.

(e)           Class 3E Equity Interests: This Class consists of all Equity Interests in Northwest Aerospace Training Corporation.  Equity Interests in this Class are unimpaired and not entitled to vote.

3.4          MLT Inc. Classes: Claims against and Equity Interests in MLT Inc. are classified as follows:

(a)           Class 4A Priority Non-Tax Claims:  This Class consists of Priority Non-Tax Claims against MLT Inc.  Claims in this Class are unimpaired and not entitled to vote.

(b)           Class 4B General Unsecured Claims: This Class consists of General Unsecured Claims against MLT Inc.  Claims in this Class are impaired and entitled to vote.

(c)           Class 4C Intercompany Claims: This Class consists of Intercompany Claims against MLT Inc.  Claims in this Class are unimpaired and not entitled to vote.

(d)           Class 4D Equity Interests: This Class consists of all Equity Interests in MLT Inc.  Equity Interests in this Class are unimpaired and not entitled to vote.

3.5          Compass Airlines, Inc. f/k/a  Northwest Airlines Cargo, Inc. Classes: Claims against and Equity Interests in Compass Airlines, Inc. f/k/a Northwest Airlines Cargo, Inc. are classified as follows:

(a)           Class 5A Priority Non-Tax Claims:  This Class consists of Priority Non-Tax Claims against Compass Airlines, Inc. f/k/a Northwest Airlines Cargo, Inc.  Claims in this Class are unimpaired and not entitled to vote.

(b)           Class 5B General Unsecured Claims: This Class consists of General Unsecured Claims against Compass Airlines, Inc. f/k/a Northwest Airlines Cargo, Inc.  Claims in this Class are impaired and entitled to vote.

(c)           Class 5C Equity Interests: This Class consists of all Equity Interests in Compass Airlines, Inc. f/k/a Northwest Airlines Cargo, Inc.  Equity Interests in this Class are unimpaired and not entitled to vote.

3.6          NWA Retail Sales Inc. Classes: Claims against and Equity Interests in NWA Retail Sales Inc. are classified as follows:

(a)           Class 6A Priority Non-Tax Claims:  This Class consists of Priority Non-Tax Claims against NWA Retail Sales Inc.  Claims in this Class are unimpaired and not entitled to vote.

(b)           Class 6B General Unsecured Claims: This Class consists of General Unsecured Claims against NWA Retail Sales Inc.  Claims in this Class are impaired and entitled to vote.

(c)           Class 6C Intercompany Claims: This Class consists of Intercompany Claims against NWA Retail Sales Inc.  Claims in this Class are unimpaired and not entitled to vote.

(d)           Class 6D Equity Interests: This Class consists of all Equity Interests in NWA Retail Sales Inc.  Equity Interests in this Class are unimpaired and not entitled to vote.

3.7          Montana Enterprises, Inc. Classes: Claims against and Equity Interests in Montana Enterprises, Inc. are classified as follows:

(a)           Class 7A Priority Non-Tax Claims:  This Class consists of Priority Non-Tax Claims against Montana Enterprises, Inc.  Claims in this Class are unimpaired and not entitled to vote.

(b)           Class 7B General Unsecured Claims: This Class consists of General Unsecured Claims against Montana Enterprises, Inc.  Claims in this Class are impaired and entitled to vote.

(c)           Class 7C Equity Interests: This Class consists of all Equity Interests in Montana Enterprises, Inc.  Equity Interests in this Class are unimpaired and not entitled to vote.

3.8          NW Red Baron LLC Classes: Claims against and Equity Interests in NW Red Baron LLC are classified as follows:

(a)           Class 8A Priority Non-Tax Claims:  This Class consists of Priority Non-Tax Claims against NW Red Baron LLC.  Claims in this Class are unimpaired and not entitled to vote.

(b)           Class 8B General Unsecured Claims:  This Class consists of General Unsecured Claims against NW Red Baron LLC.  Claims in this Class are impaired and entitled to vote.

(c)           Class 8C Equity Interests:  This Class consists of all Equity Interests in NW Red Baron LLC.  Equity Interests in this Class are unimpaired and not entitled to vote.

3.9          Aircraft Foreign Sales, Inc. Classes: Claims against and Equity Interests in Aircraft Foreign Sales, Inc. are classified as follows:

(a)           Class 9A Priority Non-Tax Claims:  This Class consists of Priority Non-Tax Claims against Aircraft Foreign Sales, Inc.   Claims in this Class are unimpaired and not entitled to vote.

(b)           Class 9B General Unsecured Claims: This Class consists of General Unsecured Claims against Aircraft Foreign Sales, Inc.  Claims in this Class are impaired and entitled to vote.

(c)           Class 9C Intercompany Claims: This Class consists of Intercompany Claims against Aircraft Foreign Sales, Inc.  Claims in this Class are unimpaired and not entitled to vote.

(d)           Class 9D Equity Interests: This Class consists of all Equity Interests in Aircraft Foreign Sales, Inc.  Equity Interests in this Class are unimpaired and not entitled to vote.

3.10        NWA Worldclub, Inc. Classes: Claims against and Equity Interests in NWA Worldclub, Inc. are classified as follows:

(a)           Class 10A Priority Non-Tax Claims:  This Class consists of Priority Non-Tax Claims against NWA Worldclub, Inc.  Claims in this Class are unimpaired and not entitled to vote.

(b)           Class 10B General Unsecured Claims: This Class consists of General Unsecured Claims against NWA Worldclub, Inc.  Claims in this Class are impaired and entitled to vote.

(c)           Class 10C Equity Interests: This Class consists of all Equity Interests in NWA Worldclub, Inc.  Equity Interests in this Class are unimpaired and not entitled to vote.

3.11        NWA Aircraft Finance, Inc. Classes:  Claims against and Equity Interests in NWA Aircraft Finance, Inc. are classified as follows:

(a)           Class 11A Priority Non-Tax Claims:  This Class consists of Priority Non-Tax Claims against NWA Aircraft Finance, Inc.  Claims in this Class are unimpaired and not entitled to vote.

(b)           Class 11B General Unsecured Claims:  This Class consists of General Unsecured Claims against NWA Aircraft Finance, Inc.  Claims in this Class are impaired and entitled to vote.

(c)           Class 11C Intercompany Claims:  This Class consists of Intercompany Claims against NWA Aircraft Finance, Inc.  Claims in this Class are unimpaired and not entitled to vote.

(d)           Class 11D Equity Interests:  This Class consists of all Equity Interests in NWA Aircraft Finance, Inc.  Equity Interests in this Class are unimpaired and not entitled to vote.

SECTION 4.                                                    TREATMENT OF CLAIMS AND EQUITY INTERESTS

4.1          Priority Non-Tax Claims (Class 1A, 2A, 3A, 4A, 5A, 6A, 7A, 8A, 9A, 10A, 11A) (Unimpaired/Not Entitled to Vote)

Except to the extent that a holder of an Allowed Priority Non-Tax Claim against any of the Debtors has agreed to a different treatment of such Claim, each such holder of an Allowed Priority Non-Tax Claim shall receive, in full settlement, satisfaction, release and discharge of such Claim, Cash in an amount equal to such Claim, on or as soon as reasonably practicable after the later of (i) the Effective Date, (ii) the date such Claim becomes Allowed, and (iii) the date for payment provided by any agreement or understanding between the parties.

4.2          1110(a) Aircraft Secured Claims (Class 1B-1) (Unimpaired/Not Entitled to Vote)

This Class includes Aircraft Secured Claims relating to Aircraft Equipment as to which the Debtors agreed under section 1110(a) of the Bankruptcy Code to perform all obligations under the applicable loan agreements.  The Claims in this class are set forth in Schedule 4.2 to the Plan.  In full settlement, satisfaction, release and discharge of such Claims, the maturity of such Claims will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements.  The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

4.3          Restructured Aircraft Secured Claims (Class 1B-2) (Unimpaired/Not Entitled to Vote)

The Claims in this Class consist of Aircraft Secured Claims as to which the Debtors and the claimants have agreed to a reduced and restructured Claim and as to which the Bankruptcy Court has entered a Final Order approving the restructuring.  The Claims in this Class are set forth in Schedule 4.3 to the Plan.  In full settlement, satisfaction, release and discharge of such Claims and in accordance with section 1124(2) of the Bankruptcy Code, the Claims in this Class will be treated in accordance with the applicable restructuring agreement and the Final Order that approved such agreement and are unimpaired by the Plan.

4.4          N301US and N303US Aircraft Secured Claims (Class 1B-3) (Unimpaired/Not Entitled to Vote)

The Claims in this Class consist of Aircraft Secured Claims relating to airframes bearing FAA Registration numbers N301US and N303US and related Aircraft Equipment.  On the Effective Date, in accordance with section 1124(2) of the Bankruptcy Code and in full settlement, satisfaction, release and discharge of such Claims, the maturity of such Claims with respect to N301US and N303US will be reinstated as such maturity existed before default, cure any such default that occurred before or after the commencement of the case under this title, other than a default of a kind specified in section 365(b)(2) of this title or of a kind that section 365(b)(2) expressly does not require to be cured;, and pay the balance of the Claims in accordance with the terms of the applicable loan agreements.  The claimants will retain their respective security interests on the Aircraft Equipment securing the Claims.

4.5          Other Secured Claims (Class 1C, 3B) (Unimpaired/Not Entitled to Vote)

The Claims in this Class and the treatment of each Claim is set forth in Schedule 4.5 to the Plan.

4.6          General Unsecured Claims

(a)          General Unsecured Claims – Consolidated Debtors (Class 1D) (Impaired/Entitled to Vote)

On the Effective Date, each holder of an Allowed General Unsecured Claim against the Consolidated Debtors shall receive, in full settlement, satisfaction, release and discharge of its Claim, (i) its Pro Rata share of the New Common Stock For Distribution to Creditors; and (ii), if the holder voted to accept the Plan, the additional New Common Stock For Distribution Pursuant to Rights Offering, if any, purchased pursuant to the Subscription Rights.

The substantive consolidation of the Consolidated Debtors will eliminate Guaranty Claims; provided, however, that each holder of an Allowed Guaranty Claim will receive, in addition to the distribution prescribed in the immediately preceding paragraph, in full settlement, satisfaction, release and discharge of its Claim, (i) its Pro Rata share of additional shares the New Common Stock For Distribution to Creditors sufficient to compensate such holder for the elimination of its allowed Guaranty Claim; and (ii), if the holder voted to accept the Plan, the additional New Common Stock For Distribution Pursuant to Rights Offering, if any, purchased pursuant to the Subscription Rights.  If a primary obligation of Northwest Airlines was guaranteed by more than one of the other Consolidated Debtors, the multiple Guaranty Claims will be treated as a single Guaranty Claim.

To the extent that a General Unsecured Claim against the Consolidated Debtors is a Subordinated Claim, the holder will receive a distribution of New Common Stock For Distributions to Creditors only in the event that each holder of an Allowed Claim in 1D that possesses a senior right to payment receives New Common Stock For Distributions to Creditors of a value equal to its Allowed Claim amount.

(b)          General Unsecured Claim – Non-Consolidated Debtors (Class 2B, 3C, 4B, 5B, 6B, 7B, 8B, 9B, 10B, 11B) (Impaired/Entitled to Vote)

On the Effective Date, each holder of an Allowed General Unsecured Claim in Classes 2B, 3C, 4B, 5B, 6B, 7B, 8B, 9B, 10B and 11B shall receive, in full settlement, satisfaction, release and discharge of its Claim, full payment in Cash in the amount of the Allowed Claim.

4.7          Convenience Class Claims (Class 1E) (Impaired/Entitled to Vote)

On the Effective Date, each holder of an Allowed Convenience Class Claim in Class 1E shall receive in full settlement, satisfaction, release and discharge of its Claim, full payment in Cash in the amount of the Allowed Claim.

4.8          Intercompany Claims (Class 2C, 3D, 4C, 6C, 9C, 11C) (Impaired/Entitled to Vote)

Each holder of an Intercompany Claim in Classes 2C, 3D, 4C, 6C, 9C, 11C shall receive, in full settlement, satisfaction, release and discharge of each Claim, $1.00 on the Effective Date.

4.9          Equity Interests (Class 2D, 3E, 4D, 5C, 6D, 7C, 8C, 9D, 10C, 11D) (Unimpaired /Not Entitled to Vote)

All Equity Interests in Classes 2D, 3E, 4D, 5C, 6D, 7C, 8C, 9D, 10C and 11D shall be unimpaired under the Plan.

4.10        Preferred Stock Interests in NWA Corp. (Class 1F) (Impaired/Deemed to Reject)

All Preferred Stock Interests shall be deemed cancelled as of the Effective Date, and each holder of a Preferred Stock Interest shall neither receive nor retain any property on account of such Preferred Stock Interest under the Plan.

4.11        Common Stock Interests in NWA Corp (Class 1G) (Impaired/Deemed to Reject)

All Common Stock Interests shall be deemed cancelled as of the Effective Date, and each holder of a Common Stock Interest shall neither receive nor retain any property or interest in property on account of such Common Stock Interest under the Plan.

SECTION 5.                 MEANS FOR IMPLEMENTATION

5.1        Substantive Consolidation.

Under the Plan the Consolidated Debtors are substantively consolidated for all of those purposes and actions associated with confirmation and consummation of the Plan, including, without limitation, for purposes of voting and confirmation.  On and after the Effective Date, (a) all assets and liabilities of the Consolidated Debtors shall be treated as though they were merged into the Northwest Airlines estate solely for purposes of the Plan, (b) no distributions shall be made under the Plan on account of Intercompany Claims or Equity Interests between and among any of the Consolidated Debtors, (c) for all purposes associated with Confirmation, including, without limitation, for purposes of tallying acceptances and rejections of the Plan, the estates of the Consolidated Debtors shall be deemed to be one consolidated estate for Northwest Airlines, (d) Guaranty Claims will be eliminated, but will receive distributions to the extent prescribed above in Section 4, and (e) each and every Claim, other than Guaranty Claims, filed or to be filed in the Chapter 11 Cases of the Consolidated Debtors shall be deemed filed against the Consolidated Debtors, and shall be Claims against and obligations of the Consolidated Debtors.

Substantive consolidation shall not affect: (a) the legal and organizational structure of the Consolidated Debtors; (b) pre and post-Commencement Date guarantees, liens, and security interests that are required to be maintained (i) pursuant to any Postpetition Aircraft Purchase and Lease Obligation, (ii) under the Bankruptcy Code or in connection with contracts or leases that were entered into during the Chapter 11 Cases or executory contracts or unexpired leases that have been or will be assumed, or (iii) pursuant to the Plan; (c) Intercompany Claims and Equity Interests between and among the Consolidated Debtors; and (d) distributions from any insurance policies or proceeds of such policies.

5.2        Exit Financing.

On the Effective Date, the Reorganized Debtors shall either convert the DIP Credit and Exit Facility Agreement into the Exit Facility or elect an alternative Exit Facility; provided, however, that the Debtors will consult with the Creditors Committee in advance of a decision to elect an alternative to the DIP Credit and Exit Facility Agreement.  In the event the Debtors elect an alternative Exit Facility, confirmation of the Plan shall constitute an approval of the transactions contemplated thereby and of all actions to be taken, undertakings to be made and obligations to be incurred by the Reorganized Debtors in connection therewith, including the continued pledging of Pacific Routes as collateral, and the payment of all interest, principal amortization, fees, indemnities and expenses provided for therein.  The Exit Facility may be used for any purpose permitted by the Exit Facility, including the funding of obligations under the Plan, such as the payment of Administrative Expense Claims and the satisfaction of ongoing working capital requirements.

5.3        Authorization of New Common Stock.

Confirmation of the Plan shall be an authorization for the Reorganized NWA Corp. to issue the New Common Stock, without the need for any further corporate action.

5.4        Rights Offering.

Confirmation of the Plan shall be an authorization for the Debtors to raise additional capital through the Rights Offering, which will be conducted in accordance with Section 9 of this Plan.

5.5        Private Equity Investment.

In addition to the Rights Offering, Confirmation of the Plan will be an authorization for the Debtors to raise additional capital under the Private Equity Investment Agreements.

5.6        Listing of New Common Stock.

Reorganized NWA Corp. shall use commercially reasonable efforts to cause the New Common Stock to be listed on a national securities exchange or a qualifying interdealer quotation system.

5.7        Restrictions on the Transfer of New Common Stock to Protect NOLs.

To reduce the risk of adverse federal income tax consequences after the Effective Date resulting from an ownership change (as defined in section 382 of the Internal Revenue Code), the Amended Certificate of Incorporation will restrict the transfer of the New Common Stock without the consent of the Board for 2 years after the Effective Date, subject to extension for up to 3 additional years if the Board of Directors of Reorganized NWA Corp. determines in its reasonable discretion that such restrictions are necessary to preserve the value of the Debtors’ NOLs.  These restrictions generally will provide that any attempted transfer of New Common Stock prior to the expiration of the term of the transfer restrictions will be prohibited and void if such transfer would cause the transferee’s ownership interest in Reorganized NWA Corp., as determined for the purposes of section 382 of the Internal Revenue Code, to increase to 4.75% or above, including an increase in a transferee’s ownership interest from 4.75% or above to a greater ownership interest, except as may be otherwise agreed to by the Board of Directors of Reorganized NWA Corp. or required by law with respect to certain qualified plans.  Absent a contrary decision by the Debtors, in consultation with the Creditors Committee, the Amended Certificate of Incorporation will also contain similar provisions restricting the ability of persons who are 5% shareholders for the purposes of section 382 of the Internal Revenue Code to dispose of their shares without the consent of the Board of Directors of Reorganized NWA Corp. during the term of the transfer restrictions.  The transfer restrictions will not apply to certain transactions approved by the Board of

Directors of Reorganized NWA Corp., including, but not limited to, a merger or consolidation, in which all holders of New Common Stock receive, or are offered the same opportunity to receive, cash or other consideration for all such New Common Stock, and upon the consummation of which the acquirer will own at least a majority of the outstanding shares of New Common Stock.

5.8        New Management Incentive Plan.

The Debtors shall adopt the New Management Incentive Plan.  The solicitation of votes on the Plan shall be deemed a solicitation of the holders of New Common Stock for approval of the New Management Incentive Plan.  Entry of the order confirming the Plan shall constitute such approval, and the order confirming the Plan shall so provide.

5.9        Cancellation of Existing Securities and Agreements.

Except for purposes of evidencing a right to distribution under the Plan or as otherwise provided hereunder, on the Effective Date, all the agreements and other documents evidencing any Claims or rights of any holder of a Claim against the Debtors, including all indentures and notes evidencing such Claims and any options or warrants to purchase Equity Interests or any other capital stock of the Debtors, shall be canceled; provided, however, that the Indentures shall continue in effect solely for the purposes of (i) allowing the Indenture Trustee to make any distributions on account of holders of Claims in those classes pursuant to the Plan and to perform such other necessary administrative functions with respect thereto, and (ii) permitting the Indenture Trustee to maintain any rights or liens it may have for fees, costs and expenses under the Indenture.

5.10     Board of Directors.

The Board of Directors of each of the Reorganized Debtors shall consist initially of the individuals listed on Exhibit I of the Plan.

5.11     Officers.

The officers of the Debtors immediately prior to the Effective Date shall serve as the initial officers of the Reorganized Debtors on and after the Effective Date and in accordance with any employment and severance agreements with the Reorganized Debtors and applicable non-bankruptcy law.  After the Effective Date, the officers of the respective Reorganized Debtors shall be determined by the Board of Directors.

5.12        Continued Corporate Existence and Vesting of Assets in the Reorganized Debtors.

Except as provided herein, each Debtor will, as a Reorganized Debtor, continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution or otherwise) under applicable state law.  Except as provided herein, as of the Effective Date, all property of the Estate of a Debtor, and any property acquired by a Debtor or Reorganized Debtor under the Plan, will vest in such Reorganized Debtor, free and clear of all claims, liens, charges, other encumbrances and interests.  On and after the Effective Date, each Reorganized Debtor may operate his business and may use, acquire or dispose of property and compromise or settle any claims without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or the Confirmation Order. Without limiting the foregoing, each Reorganized Debtor may pay the charges that it incurs on or after the

Effective Date for professionals’ fees, disbursements, expenses or related support services (including fees relating to the preparation of professional fee applications) without application to, or approval of, the Bankruptcy Court.

5.13        Restructuring Transactions.

On the Effective Date, but subsequent to the cancellation and discharge of all Claims, (i) Holdings will merge into NWA Inc., with NWA Inc. being the surviving entity, and (ii) thereafter, NWA Inc. will merge into Northwest Airlines, with Northwest Airlines being the surviving entity.

In addition to the Downstream Mergers, on or as of the Effective Date or as soon thereafter as practicable, within the discretion of the Debtors, and without further motion to or order of the Bankruptcy Court, the Debtors may, notwithstanding any other transactions described in this Section 5.13, (i) merge, dissolve, transfer assets, or otherwise consolidate any of the Debtors in furtherance of the Plan or (ii) engage in any other transaction in furtherance of the Plan.  Any such transaction may be effected on or subsequent to the Effective Date without any further action by the stockholders or directors of any of the Debtors, or the Reorganized Debtors.

5.14     Certificate of Incorporation.

Reorganized NWA Corp. shall file the Amended Certificate of Incorporation and an amended certificate of incorporation for each of the other Reorganized Debtors that are corporations, with the appropriate office of each Reorganized Debtor’s state of incorporation on the Effective Date.  The Amended Certificate of Incorporation and the certificates of incorporation for each of the Reorganized Debtors that are corporations shall prohibit the issuance of nonvoting equity securities, subject to further amendment of such certificates of incorporation as permitted by applicable law.  The Amended Bylaws shall be deemed adopted by the board of directors of Reorganized NWA Corp. as of the Effective Date.  All partnership and limited liability company agreements to which any of the Debtors are parties shall be treated in accordance with Section 8.1 hereof.

SECTION 6.                 DISTRIBUTIONS

6.1        Distribution Record Date.

As of the close of business on the Distribution Record Date, the various transfer registries for each of the Classes of Claims or Equity Interests as maintained by the Debtors, or their respective agents, shall be deemed closed and there shall be no further changes in the recordholders of any of the Claims or Equity Interests.  The Debtors shall have no obligation to recognize any transfer of any Claims or Equity Interest occurring on or after the Distribution Record Date.  The Debtors shall be entitled to recognize and deal for all purposes hereunder only with those recordholders stated in the transfer ledgers as of the close of business on the Distribution Record Date, to the extent applicable.  If a Claim, other than one based on a publicly traded note, bond, or debenture, as set forth in Bankruptcy Rule 3001(e), is transferred twenty (20) or fewer days before the Distribution Record Date, the Distribution Agent shall make distributions to the transferee only if the transfer form, duly filed with the Bankruptcy Court prior to the Distribution Record Date, contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor.

6.2        Date of Distributions.

Except as otherwise provided herein, any distributions and deliveries to be made hereunder shall be made on the Effective Date or as soon thereafter as is practicable.  In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

6.3        Postpetition Interest on Claims.

Unless expressly provided in the Plan, the Confirmation Order or any contract, instrument, release, settlement or other agreement entered into in connection with the Plan, or required by applicable bankruptcy law, postpetition interest shall not accrue on or after the Commencement Date on account of any Claim.

6.4        Initial Distributions.

On the Effective Date, the Disbursing Agent shall distribute to the applicable agent and/or recordholder for the individual holders of the applicable Allowed Claims the New Common Stock For Distribution to Creditors allocable to Class 1D and the New Common Stock For Distribution Pursuant to Rights Offering purchased pursuant to the exercise of Subscription Rights.  For the purpose of calculating the amount of New Common Stock For Distribution to Creditors to be initially distributed to holders of Allowed Claims in Class 1D, all Disputed Claims (excluding Subordinated Claims) in such classes will be treated as though such Claims will be Allowed Claims in the amounts asserted, or as estimated by the Bankruptcy Court, as applicable.

If, prior to a distribution date, a Disputed Claim is allowed as provided for under the Plan in an amount that is less than the amount utilized by the Disbursing Agent for purposes of Section 6.4 hereof, the excess New Common Stock for Distribution to Creditors that was reserved by the Disbursing Agent on account of such Claim shall be distributed to holders of Allowed Class 1D Claims on a Pro Rata basis.

6.5        Subsequent Distributions.

On the first (1st) Business Day that is after the close of one (1) full calendar quarter following the date of the initial Effective Date distributions, and, thereafter, on the first (1st) Business Day following the close of each full calendar quarter thereafter, the Disbursing Agent shall distribute to the applicable agent and/or recordholder for the individual holders of the applicable Allowed Claims, the New Common Stock For Distribution to Creditors allocable to Class 1D, until such time as all Disputed Claims have been resolved; provided however, if the initial Effective Date distribution falls within the first 45 days of a quarter, then the first post-Effective Date distribution will be on the first Business Day following the close of such quarter.  On each Distribution Date, the holder of an Allowed Claim that ceased being a Disputed Claim subsequent to the record date for the last prior distribution shall receive a Catch-up Distribution.  The Disbursing Agent may, in its sole discretion, establish a record date prior to each quarterly distribution, such that only Claims allowed as of the record date will participate in the distribution.

6.6        Disbursing Agent.

All distributions under the Plan (other than distributions described in the next sentences) shall be made by the applicable Debtors as Disbursing Agent or such other entity designated by the applicable Debtor as a Disbursing Agent on or after the Effective Date.  Citicorp USA Inc. shall be the Disbursing Agent for all DIP Claims arising under the DIP Credit and Exit Facility Agreement.  The Indenture Trustee shall be the Disbursing Agent for all General Unsecured Claims arising under the

Indentures.  A Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court, and, in the event that a Disbursing Agent is so otherwise ordered, all cash and expenses of procuring any such bond or surety shall be borne by the applicable Debtor.

6.7        Rights and Powers of Disbursing Agent.

(a)           Powers of the Disbursing Agent.        The Disbursing Agent shall be empowered to (i) effect all actions and execute all agreements, instruments and other documents necessary to perform its duties under the Plan, (ii) make all distributions contemplated hereby, (iii) employ professionals to represent it with respect to its responsibilities, and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

(b)           Expenses Incurred on or after the Effective Date.  Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including, without limitation, taxes) and any reasonable compensation and expense reimbursement claims (including, without limitation, reasonable attorney fees and expenses) made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtors.

6.8        Surrender of Instruments.

As a condition to receiving any distribution under the Plan, each holder of a certificated instrument or note must surrender such instrument or note held by it to the Disbursing Agent or its designee, unless such certificated instrument or note is being reinstated or is unimpaired under the Plan.  Any holder of such instrument or note that fails to (i) surrender such instrument or note, or (ii) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to the Disbursing Agent and furnish a bond in form, substance and amount reasonably satisfactory to the Disbursing Agent before the first anniversary of the Effective Date, shall be deemed to have forfeited all rights and Claims and may not participate in any distribution under the Plan. Any distribution so forfeited shall become property of the Reorganized Debtors.

6.9        Delivery of Distributions.

Subject to Bankruptcy Rule 9010, all distributions to any holder of an Allowed Claim that is not a Disputed Claim, except the holders of DIP Claims (if applicable) and General Unsecured Claims arising under the Indentures shall be made at the address of such holder as set forth on the Schedules filed with the Bankruptcy Court or on the books and records of the Debtors or their agents or in a letter of transmittal unless the Debtors have been notified in writing of a change of address, including, without limitation, by the filing of a proof of claim or interest by such holder that contains an address for such holder different from the address reflected on such Schedules for such holder.  All distributions to any holder of a DIP Claim (if applicable) shall be made to Citicorp USA, Inc., as Administrative Agent under the DIP Credit and Exit Facility Agreement.  Distributions to holders of General Unsecured Claims arising under the Indentures shall be made to the applicable Indenture Trustee.  Any distribution to an Indenture Trustee shall be deemed a distribution to the respective holder of a General Unsecured Claim arising under the Indentures.  In the event that any distribution to any holder is returned as undeliverable, the Disbursing Agent shall use reasonable efforts to determine the current address of such holder, but no distribution to such holder shall be made unless and until the Disbursing Agent has determined the then current address of such holder, at which time such distribution shall be made to such holder without interest; provided, however, that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the Effective Date.  After such date, all unclaimed property shall revert to the applicable Class, and the claim of any other holder to such property or interest in property shall be discharged and forever barred.

6.10     Manner of Payment Under Plan.

(a)           All distributions of Cash and New Common Stock to the creditors of each of the Debtors under the Plan shall be made by, or on behalf of, the applicable Reorganized Debtor.  Any distributions that revert to any Class or are otherwise cancelled (such as to the extent any distributions have not been claimed within one year or are cancelled pursuant to Section 6.9 hereof) shall revest solely in the applicable Class.

(b)           At the option of the Debtors, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.

6.11     Fractional Shares.

No fractional shares of New Common Stock or Cash in lieu thereof, shall be distributed.  For purposes of distribution, fractional shares of New Common Stock shall be rounded up or down to the nearest whole number or zero, as applicable.

6.12     Setoffs.

The Debtors may, but shall not be required to, set off against any Claim (for purposes of determining the Allowed amount of such Claim on which distribution shall be made), any claims of any nature whatsoever that the Debtors may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any such Claims the Debtors may have against the holder of such Claim.

6.13     Distributions after the Effective Date.

Distributions made after the Effective Date to holders of Allowed Claims that are Disputed Claims as of the Effective Date shall be deemed to have been made on the Effective Date.  No interest shall accrue or be payable on such Claims or any distributions.

6.14     Allocation of Plan Distributions Between Principal and Interest.

To the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall be allocated to the principal amount (as determined for federal income tax purposes) of the Claim first, and then to accrued but unpaid interest.

6.15     Withholding and Reporting Requirements.

In connection with the Plan and all instruments issued in connection therewith and distributed thereon, the applicable Debtor shall comply with all applicable withholding and reporting requirements imposed by any federal, state or local taxing authority, and all distributions under the Plan shall be subject to any such withholding or reporting requirements.  Notwithstanding any provision in the Plan to the contrary, each Debtor, each Reorganized Debtor and the Disbursing Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including, without limitation, liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes or establishing any other mechanisms the Debtors believe are reasonable and appropriate, including requiring claimholders to submit appropriate tax withholding certifications.

The Debtors reserve the right to allocate and distribute all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support and other spousal awards, liens and similar encumbrances.

6.16     Time Bar to Cash Payments.

Checks issued by the Reorganized Debtors in respect of Allowed Claims shall be null and void if not presented for payment within sixty (60) days after the date of issuance thereof.  Requests for reissuance of any check shall be made to the applicable Reorganized Debtor by the holder of the Allowed Claim to whom such check originally was issued.  Any Claim in respect of such a voided check shall be made on or before thirty (30) days after the expiration of the sixty day period following the date of issuance of such check.  After such date, all funds held on account of such voided check shall, in the discretion of the applicable Reorganized Debtor, be used to satisfy the costs of administering and fully consummating the Plan or become property of the applicable Reorganized Debtor, and the holder of any such Allowed Claim shall not be entitled to any other or further distribution under the on account of such Allowed Claim.

SECTION 7.                 PROCEDURES FOR DISPUTED CLAIMS

7.1        Objection to Claims.

The Debtors and the Reorganized Debtors shall be entitled to object to Claims.  Any objections to Claims shall be served and filed on or before the later of (i) one hundred eighty (180) days after the Effective Date, and (ii) such date as may be fixed by the Bankruptcy Court.

7.2        Payments and Distributions with Respect to Disputed Claims.

(a)           General.  Notwithstanding any other provision hereof, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such becomes an Allowed Claim that is not a Disputed Claim.

(b)           Insured Claims.  All prepetition Insured Claims not previously allowed by Final Order are Disputed Claims.  Any Insured Claim determined and liquidated shall be deemed a Claim against the applicable Debtor in such liquidated amount and satisfied in accordance with the Plan provided, however, that such claim shall be paid from the insurance proceeds available to satisfy such liquidated amount.  Nothing contained in this Section 7.2 impairs the Debtors’ and the Reorganized Debtors’ right to seek estimation of any and all claims in a court or courts of competent jurisdiction or constitute or be deemed a waiver of any Claim, right or cause of action that any Debtor may have against any person in connection with or arising out of any Insured Claim.

7.3        Preservation of Insurance.

Nothing in the Plan, including the discharge and release of the Debtors as provided in the Plan, shall diminish or impair the enforceability of any insurance policies that may cover Claims against any Debtor.

7.4        Retiree Medical Benefit Claims.

Following the Effective Date of the Plan, the Reorganized Debtors shall timely pay, without modification, all retiree benefits, as defined in section 1114 of the Bankruptcy Code, except to the extent that the Bankruptcy Court may have ordered otherwise.

7.5        Estimation of Claims and Equity Interests.

The Debtors and the Reorganized Debtors may at any time request that the Bankruptcy Court estimate any contingent, unliquidated or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code, regardless of whether the Debtor previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim including, without limitation, during the pendency of any appeal relating to any such objection.  In the event that the Bankruptcy Court estimates any contingent, unliquidated or Disputed Claim, the amount so estimated shall constitute either the allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court.  If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Debtors or the Reorganized Debtors may pursue supplementary proceedings to object to the allowance of such Claim.  All of the aforementioned objection, estimation and resolution procedures are intended to be cumulative and not exclusive of one another.  Claims may be estimated and subsequently compromised, settled, withdrawn or otherwise resolved by any mechanism approved by the Bankruptcy Court.

7.6        No Recourse.

No holder of any Disputed Claim that becomes an Allowed Claim in any applicable Class shall have recourse against the Disbursing Agent, the Debtors, the Reorganized Debtors or any other holder of an Allowed Claim or any of their respective professional consultants, officers, directors or members or their successors or assigns, or any of their respective property, if the Cash or Plan Securities allocated to such Class and not previously distributed are insufficient to provide a distribution to such holder in the same proportion to that received by other holders of Allowed Claims in such Class.  However, nothing in the Plan shall modify any right of a holder of a Claim under section 502(j) of the Bankruptcy Code.

7.7        Preservation of Rights to Settle Claims.

In accordance with section 1123(b) of the Bankruptcy Code, the Debtors and the Reorganized Debtors shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all claims, rights, causes of action, suits and proceedings, whether in law or in equity, whether known or unknown, that the Debtors or their estates may hold against any person or entity, without the necessity for Bankruptcy Court approval under Bankruptcy Rule 9019.

The Debtors’ rights to settle Claims against the Debtors’ estates shall continue to be governed by the Settlement Procedures Order.

7.8        Presumed Disallowance of Certain Claims.

All Claims held by persons or entities against whom any Debtor or Reorganized Debtor has commenced a proceeding asserting a cause of action under sections 542, 543, 544, 545, 547, 548, 549 and/or 550 of the Bankruptcy Code shall be deemed “disallowed claims” pursuant to section 502(d) of the Bankruptcy Code, and holders of such Claims shall not be entitled to vote to accept or reject the Plan.  Claims that are deemed disallowed pursuant to this Section shall continue to be disallowed for all purposes until the avoidance action against such party has been settled or resolved by Final Order and any sums due to the Debtors or the Reorganized Debtors from each party have been paid.

SECTION 8.                 EXECUTORY CONTRACTS AND UNEXPIRED LEASES

8.1        General Treatment.

All executory contracts and unexpired leases to which any of the Debtors are parties shall be deemed automatically assumed on the Effective Date except for an executory contract or unexpired lease that (i) has already been assumed or rejected pursuant to Final Order of the Bankruptcy Court, (ii) is specifically designated as a contract or lease to be rejected on the Schedule of Rejected Contracts and Leases annexed to the Plan as Schedule 8.1, (iii) is the subject of a separate motion to assume or reject filed under section 365 of the Bankruptcy Code by the Debtors prior to the Confirmation Date, or (iv) is an option or warrant to purchase common stock of any of the Debtors or right to convert any Equity Interest into common stock of any of the Debtors or to the extent such option, warrant, or conversion right is determined not to be an Equity Interest.

For purposes hereof, each executory contract and unexpired lease that relates to the use or occupancy of real property shall include all (x) modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease and (y) all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vault, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem relating to such premises.

8.2        Restructured Collective Bargaining Agreements.

The restructured collective bargaining agreements set forth on Schedule 8.2 to the Plan shall be deemed automatically assumed on the Effective Date.

8.3        Management Compensation Agreements.

The management compensation agreements set forth on Schedule 8.3 to the Plan shall be deemed automatically assumed on the Effective Date.

8.4        Employee-Related Agreements.

To the extent any Employee-Related Agreement as to which any of the Debtors is a party is an executory contract, such Employee-Related Agreement shall be deemed automatically assumed on the Effective Date in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, subject to the Debtors’ right to make future modifications under any Employee-Related Agreement, unless such Employee-Related Agreement (i) shall have been previously assumed by the Debtors by Final Order of the Bankruptcy Court, (ii) is the subject of a motion to assume pending on or before the Effective Date, or (iii) is otherwise assumed pursuant to the terms of the Plan.

8.5        Customer Programs.

Except as otherwise provided in the Plan, the Debtors and the Reorganized Debtors, in their sole and absolute discretion, may honor, in the ordinary course of business, all of the Debtors’ customer and loyalty programs, travel credit programs, charter sales program, leisure sales programs, barter arrangements, corporate incentive programs and cargo programs, as such programs may be amended from time to time, and all Proofs of Claim filed on account of any benefits under such programs shall be deemed withdrawn, disallowed, and forever barred from assertion automatically and without any further notice to or action, order, or approval of the Bankruptcy Court.

8.6        Cure of Defaults.

Except to the extent that different treatment has been agreed to by the non-Debtor party or parties to any executory contract or unexpired lease to be assumed pursuant to Sections 8.1, 8.2, 8.3 and 8.4 hereof, the Debtors shall, pursuant to the provisions of sections 1123(a)(5)(G) and 1123(b)(2) of the Bankruptcy Code and consistent with the requirements of section 365 of the Bankruptcy Code, within thirty (30) days after the Confirmation Date, file and serve a pleading with the Bankruptcy Court listing the cure amounts of all executory contracts or unexpired leases to be assumed.  The parties to such executory contracts or unexpired leases to be assumed by the Debtor shall have fifteen (15) days from service to object to the cure amounts listed by the Debtors.  If there are any objections filed, and not otherwise resolved, the Bankruptcy Court shall hold a hearing.  The Debtors shall retain their right to reject any of their executory contracts or unexpired leases, including contracts or leases that are subject to a dispute concerning amounts necessary to cure any defaults.

8.7        Approval of Assumption and Rejection of Executory Contracts and Unexpired Leases.

Subject to achievement of the Effective Date, entry of the Confirmation Order shall constitute the approval, pursuant to section 365(a) of the Bankruptcy Code, of the assumption or rejection of any executory contracts and unexpired leases to be assumed or rejected under the Plan.

8.8        Rejection Claims.

In the event that the rejection of an executory contract or unexpired lease by any of the Debtors pursuant to the Plan results in damages to the other party or parties to such contract or lease, a claim for such damages, if not heretofore evidenced by a filed proof of claim, shall be forever barred and shall not be enforceable against the Debtors, or their respective properties or interests in property as agents, successors or assigns, unless a proof of claim is filed with the Bankruptcy Court and served upon counsel for the Debtors on or before the applicable date as set forth in the Bar Date Order.

8.9        Survival of the Debtors’ Indemnification Obligations.

Any obligations of the Debtors pursuant to their corporate charters and bylaws or agreements entered into any time prior to the Effective Date, to indemnify past and current directors, officers, agents, and/or employees with respect to all present and future actions, suits, and proceedings against the Debtors or such directors, officers, agents, and/or employees, based upon any act or omission for or on behalf of the Debtors shall not be discharged or impaired by confirmation of the Plan.  Such obligations shall be deemed and treated as executory contracts to be assumed by the Debtors pursuant to the Plan and shall continue as obligations of the Reorganized Debtors.

8.10     Insurance Policies.

All insurance policies pursuant to which the Debtors have any obligations in effect on the date of the Confirmation Order shall be deemed and treated as executory contracts pursuant to the Plan and are hereby automatically assumed on the Effective Date by the respective Debtors and Reorganized Debtors and shall continue in full force and effect.  All insurance policies shall revest in the Reorganized Debtors.

The Debtors and the Reorganized Debtors shall continue to honor their obligations (1) under applicable worker’s compensation laws in states in which the Reorganized Debtors operate; and (2) the Debtors’ written contracts, agreements, agreements of indemnity, self-insurer workers’ compensation bonds, policies, programs and plans for workers’ compensation and insurance.  All Proofs of Claim on account of workers’ compensation shall be deemed satisfied and automatically expunged without any further notice to or action, order or approval of the Bankruptcy Court; provided, however, that nothing in the Plan shall limit, diminish, or otherwise deter the Debtors’ or Reorganized Debtors’ defenses, claims, Causes of Action or other rights under applicable non-bankruptcy law with respect to any such contracts, agreements, policies, programs and plans.

SECTION 9.                 The Rights Offering

9.1        Subscription Rights.

Holders of Allowed Claims in Class 1D (excluding Subordinated Claims) voting to accept the Plan shall receive Subscription Rights.  A Subscription Form shall accompany the ballot to accept or reject the Plan.  Only a holder that owns an Allowed Claim (other than a Subordinated Claim) in Class 1D as of the record date established for voting on the Plan and that votes to accept the Plan shall receive Subscription Rights.

9.2        Subscription Period.

The Rights Offering shall commence on the date that ballots to accept or reject the Plan are distributed and shall end on the date designated as the date by which all ballots must be returned.

9.3        Exercise of Subscription Rights.

In order to exercise the Subscription Rights, each holder of an Allowed Claim in Class 1D must (a) vote to accept the Plan; (b)  return a duly completed Subscription Form to the Subscription Agent so that such form is received by the Subscription Agent on or before the date by which all ballots must be returned; and (c) pay the Subscription Purchase Price on or before the date by which all ballots must be returned, either by wire transfer to the Subscription Agent in accordance with the wire instructions set forth on the Subscription Form or by bank or cashier’s check delivered to the Subscription Agent along with the Subscription Form.  If the Subscription Agent for any reason does not receive from a given holder both a timely and duly completed Subscription Form and timely payment of such holder’s Subscription Purchase Price, such holder shall be deemed to have relinquished and waived its right to participate in the Rights Offering.

9.4        Undersubscription.

In the event that all the New Common Stock For Distribution Pursuant to Rights Offering is not purchased pursuant to Section 9.3, all remaining unpurchased New Common Stock For Distribution

Pursuant to Rights Offering shall be purchased by the Rights Offering Sponsor, pursuant to the Rights Offering Sponsor Agreement.

9.5        Transfer of Subscription Rights; Revocation.

The Subscription Rights may not be sold, transferred, or assigned separately from the Allowed Claim giving rise to the rights.  Once a holder of Subscription Rights has properly exercised its Subscription Rights, such exercise shall be irrevocable.

9.6        Distribution of New Common Stock.

On, or as soon as practicable after the Effective Date, the Disbursing Agent shall distribute the New Common Stock For Distribution Pursuant to Rights Offering purchased by the Exercising Claimants.

9.7        No Interest.

In the event the Subscription Purchase Price is returned to the Exercising Claimant no interest shall be paid thereon.

9.8        Fractional Rights.

No Fractional Subscription Rights will be issued. The number of shares of New Common Stock For Distribution Pursuant to Rights Offering available for purchase by an Exercising Claimant will be rounded up or down to the nearest share.  Any shares of New Common Stock For Distribution Pursuant to Rights Offering not subscribed to as a result of such rounding will be pooled and purchased by the Rights Offering Sponsor.

9.9        Validity of Exercise of Subscription Rights.

All questions concerning the timeliness, viability, form and eligibility of any exercise of Subscription Rights shall be determined by the Debtors, whose good faith determinations shall be final and binding.  The Debtors, in their sole discretion reasonably exercised in good faith, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such times as the Debtors determine, or reject the purported exercise of any Subscription Rights.  Subscription Forms shall be deemed not to have been received or accepted until all irregularities have been waived or used within such time as the Debtors determine in their sole discretion reasonably exercised in good faith.  Neither the Debtors nor the Subscription Agent shall be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Forms or incur any liability for failure to give such notification.

9.10     Use of Proceeds.

On the Effective Date, the proceeds received by Reorganized NWA Corp. from the Rights Offering shall be used for general corporate purposes.

9.11     Withdrawal of Rights Offering.

Notwithstanding anything to the contrary in this Plan, the Debtors retain the right to withdraw the Rights Offering at any time if: (i) the Debtors, after consultation with the Creditors Committee, believe that (A) the Rights Offering will result in material risk to or impairment of the

Debtors’ intended utilization of their NOLs; or (B) the Rights Offering, and the issuance of the Subscription Rights and the issuance of New Common Stock For Distribution Pursuant to Rights Offering upon exercise of such rights, will not be exempt under section 1145 of the Bankruptcy Code; or (ii) the Debtors, after consultation with the Creditors Committee, determine that the consummation of the Rights Offering would not result in the optimal capital structure for the Reorganized Debtors or would otherwise not be in the best interests of the Reorganized Debtors.

9.12     Limitation on Acquisition of Shares.

(a)           Notwithstanding anything to the contrary in this Article 9, unless the Debtors in consultation with the Creditors Committee agree to such acquisition, an Exercising Claimant may not acquire New Common Stock for Distribution Pursuant to Rights Offering if, and to the extent, as a result of such acquisition for the purposes of Section 382 of the Internal Revenue Code, any person or entity (i) who would not otherwise be treated as owning more than 4.75% of the New Common Stock outstanding at the time of delivery of New Common Stock for Distribution Pursuant to Rights Offering would be so treated as a result of such acquisition; or (ii) who would otherwise be treated as owning more than 4.75% of the New Common Stock outstanding at the time of delivery of New Common Stock for Distribution Pursuant to Rights Offering would be treated as owning a greater percentage of shares of New Common Stock as a result of such acquisition.

(b)           The Subscription Purchase Price paid by an Exercising Claimant will be refunded, without interest, in each case as soon as reasonably practicable after the Effective Date, if and to the extent that any limitation specified in the Plan (including in Section 9.12(a) hereof) or in Exhibit C to the Plan would operate to disallow acquisition of New Common Stock for Distribution Pursuant to Rights Offering by such Exercising Claimant.

SECTION 10.                                             CONDITIONS PRECEDENT TO EFFECTIVE DATE

10.1     Conditions to Effective Date.

The following are conditions precedent to the Effective Date:

(a)           The Bankruptcy Court shall have entered the Confirmation Order in form and substance satisfactory to the Debtors;

(b)           No stay of the Confirmation Order shall then be in effect;

(c)           All documents, instruments and agreements, including, without limitation, the Exit Financing Agreements, in form and substance satisfactory to the Debtors, provided for under or necessary to implement the Plan shall have been executed and delivered by the parties thereto, unless such execution or delivery has been waived by the parties benefited thereby; and

(d)           The Rights Offering shall close and the Rights Offering Sponsor shall have purchased all remaining New Common Stock For Distribution Pursuant to Rights Offering.

10.2     Waiver of Conditions.

The Debtors may waive the conditions to effectiveness of the Plan without leave of or notice to the Bankruptcy Court and without any formal action other than proceeding with confirmation of the Plan.

SECTION 11.                                             EFFECT OF CONFIRMATION

11.1     Vesting of Assets.

Upon the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property of the Debtor’s bankruptcy estates shall vest in the Reorganized Debtors free and clear of all Claims, liens, encumbrances, charges and other interests, except as provided herein.  The Reorganized Debtors may operate their businesses and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as provided herein.

11.2     Discharge of Claims against the Debtors and Cancellation of Equity Interests in NWA Corp.

Except as otherwise provided herein or in the Confirmation Order, the rights afforded in the Plan and the payments and distributions to be made hereunder shall be in complete satisfaction of and shall discharge and terminate all Equity Interests in NWA Corp and all existing debts and Claims, of any kind, nature or description whatsoever against or in the Debtors or any of their assets or properties to the fullest extent permitted by section 1141 of the Bankruptcy Code.  Except as provided in the Plan, on the Effective Date, all existing Equity Interests in NWA Corp. and Claims against the Debtors, including intercompany claims, shall be, and shall be deemed to be, satisfied, discharged and terminated, and all holders of Equity Interests in NWA Corp. and Claims against any of the Debtors shall be precluded and enjoined from asserting against the Reorganized Debtors, or any of their assets or properties, any other or further Equity Interest in NWA Corp. or Claim against any of the Debtors based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder has filed a proof of claim or proof of equity interest.  Notwithstanding any provision of the Plan to the contrary, any valid setoff or recoupment rights held against any of the Debtors, shall not be affected by the Plan and shall be expressly preserved in the Confirmation Order.

11.3     Binding Effect.

Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code, on and after the Confirmation Date, and subject to the Effective Date, the provisions of the Plan shall bind any holder of a Claim against, or Equity Interest in, the Debtors and their respective successors and assigns, whether or not the Claim or Equity Interest of such holder is impaired under the Plan and whether or not such holder has accepted the Plan.

11.4     Term of Injunctions or Stays.

(a)           General.  Unless otherwise provided herein, all injunctions or stays arising under section 105 or 362 of the Bankruptcy Code, any order entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in such order.

(b)           Injunction Regarding Worthless Stock Deduction.  Unless otherwise ordered by the Bankruptcy Court, on and after the Confirmation Date, any “Fifty Percent Shareholder” within the meaning of section 382(g)(4)(D) of the Internal Revenue Code of 1986, as amended, shall be enjoined from claiming a worthless stock deduction with respect to any Equity Interest held by such shareholder for any taxable year of such shareholder ending prior to the Effective Date.

11.5     Injunction Against Interference with Plan.

Upon the entry of the Confirmation Order with respect to the Plan, all holders of Claims and Equity Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors or principals, shall be enjoined from taking any actions to interfere with the implementation or consummation of the Plan.

11.6     Exculpation.

None of the Debtors nor any Released Party shall have or incur any liability to any holder of a Claim or Equity Interest for any act or omission (and in the case of any director, officer, agent or employee of any Debtor who was employed or otherwise serving in such capacity on the Confirmation Date, any claims against such Persons) in connection with, or arising out of, the Chapter 11 Cases, the formulation, preparation, negotiation, dissemination, implementation, administration, confirmation or consummation of any of the Plan, or the property to be distributed under the Plan, the disclosure statement concerning the Plan, any contract, employee pension or other benefit plan, instrument, release or other agreement of document created, modified, amended, terminated or entered into in connection with either the Plan or any agreement between the Debtors and any Released Party, or any other act taken or omitted to be taken in connection with the Company’s bankruptcy, except for willful misconduct or gross negligence.

11.7     Retention of Causes of Action/Reservation of Rights.

(a)           Nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or the relinquishment of any rights or causes of action that the Debtors or the Reorganized Debtors may have or which the Reorganized Debtors may choose to assert on behalf of their respective estates under any provision of the Bankruptcy Code or any applicable nonbankruptcy law, including, without limitation, (i) any and all Claims against any person or entity, to the extent such person or entity asserts a cross-claim, counterclaim and/or claim for setoff which seeks affirmative relief against the Debtors, the Reorganized Debtors, their officers, directors, or representatives, and (ii) the turnover of any property of the Debtors’ estate.

(b)           Nothing in the Plan or the Confirmation Order shall be deemed a waiver or relinquishment of any Claim, cause of action, right of setoff, or other legal or equitable defense which the Debtors had immediately prior to the Commencement Date, against or with respect to any Claims left unimpaired by the Plan, except for avoidance actions pursuant to section 547 of the Bankruptcy Code.  The Reorganized Debtors shall have, retain, reserve, and be entitled to assert all such Claims, causes of action, rights of setoff, and other legal or equitable defenses which they had immediately prior to the Commencement Date fully as if the Chapter 11 Cases had not been commenced.

11.8     Release by Debtors.

From and after the Effective Date, the Released Parties shall be released by each Debtor from any and all claims (as defined in section 101(5) of the Bankruptcy Code), obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that any Debtor is entitled to assert in its own right or on behalf of the holder of any Claim or Equity Interest or other Person, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or prior to the Effective Date in any way relating to any Debtor, the Chapter 11 Cases, the formulation, preparation, negotiation, dissemination, implementation, administration, confirmation or consummation of any of the Plan, or the property to be distributed under the Plan, the disclosure statement concerning the Plan, any contract, employee pension or other benefit plan, instrument, release or other agreement of document created, modified, amended, terminated or entered into in connection with either the Plan or any agreement between the Debtors and any Released Party, or any other act taken or omitted to be taken in connection with the Company’s bankruptcy.  Without limitation of the foregoing, each such Released Party shall be released and exculpated from any and all Claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that any holder of a Claim or Equity Interest is entitled to assert in its own right or on behalf of any other person, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place prior to the Commencement Date.

11.9     Release of Released Parties by Other Released Parties.

From and after the Effective Date, except with respect to distributions on account of Allowed Claims, if any, that any of the Released Parties may have against any of the Debtors’ estates, the Released Parties shall release each other from any and all claims (as defined in section 101(5) of the Bankruptcy Code), obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that any Released Party is entitled to assert against any other Released Party, based in whole or in part upon any act or omission, transaction, agreement, event or occurrence taking place on or before the Effective Date in any way relating to any Debtor, the Chapter 11 Cases, the formulation, preparation, negotiation, dissemination, implementation, administration, confirmation or consummation of any of the Plan, or the property to be distributed under the Plan, the disclosure statement concerning the Plan, any contract, employee pension or other benefit plan, instrument, release or other agreement of document created, modified, amended, terminated or entered into in connection with either the Plan or any agreement between the Debtors and any Released Party, or any other act taken or omitted to be taken in connection with the Company’s bankruptcy, except for claims or causes of actions against any Released Party resulting from the willful misconduct or gross negligence of such Released Party.

SECTION 12.                                             RETENTION OF JURISDICTION

On and after the Effective Date, the Bankruptcy Court shall retain jurisdiction over all matters arising in, arising under, or related to the Chapter 11 Cases and the Plan for, among other things, the following purposes:

(a)           To hear and determine motions for the assumption or rejection of executory contracts or unexpired leases and the allowance of Claims resulting therefrom;

(b)           To determine any motion, adversary proceeding, application, contested matter, and other litigated matter pending on or commenced after the Confirmation Date;

(c)           To ensure that distributions to holders of Allowed Claims are accomplished as provided herein;

(d)           To hear and determine objections to Claims;

(e)           To consider Claims or the allowance, classification, priority, compromise, estimation or payment of any Claim, Administrative Expense Claim, Disputed Claim or Equity Interest;

(f)            To enter, implement or enforce such orders as may be appropriate in the event that the Confirmation Order is for any reason stayed, reversed, revoked, modified or vacated;

(g)           To issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any Person with the consummation, implementation or enforcement of the Plan, the Confirmation Order or any other order of the Bankruptcy Court;

(h)           To hear and determine any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Plan, the disclosure statement for the Plan, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

(i)            To hear and determine all applications under sections 330, 331 and 503(b) of the Bankruptcy Code for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Confirmation Date;

(j)            To hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan, the Confirmation Order, any transactions or payments contemplated hereby, or any agreement, instrument, or other document governing or relating to any of the foregoing;

(k)           To take any action and issue such orders as may be necessary to construe, enforce, implement, execute and consummate the Plan or to maintain the integrity of the Plan following consummation;

(l)            To hear any disputes arising out of, and to enforce, the order approving alternative dispute resolution procedures to resolve personal injury, employment litigation and similar Claims pursuant to section 105(a) of the Bankruptcy Code;

(m)          To determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(n)           To hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code (including any requests for expedited determinations under section 505(b) of the Bankruptcy Code filed, or to be filed, with respect to tax returns for any and all taxable periods ending after the Commencement Date through, and including, the Final Distribution Date);

(o)           To hear and determine any other matters related hereto and not inconsistent with the Bankruptcy Code and title 28 of the United States Code;

(p)           To recover all assets of any of the Debtors and property of the applicable Debtor’s Estate, wherever located; and

(q)           To enter a final decree closing the Chapter 11 Cases.

SECTION 13.                                             MISCELLANEOUS PROVISIONS

13.1     Payment of Statutory Fees.

On and after the Effective Date, and thereafter as may be required, the Debtors shall pay all fees payable pursuant to section 1930 of Chapter 123 of Title 28 of the United States Code.

13.2     Committees.

Effective on the Effective Date, the Creditors’ Committee, the Retiree Committee and any other committee appointed in the Chapter 11 Cases shall dissolve automatically, whereupon its members, professionals, and agents shall be released from any further duties and responsibilities in the Chapter 11 Cases and under the Bankruptcy Code, except with respect to applications for Professional Claims or reimbursement of expenses incurred as a member of the Creditors’ Committee or the Retiree Committee, duties under the Settlement Procedures Order, and any motions or other actions seeking enforcement or implementation of the provisions of this Plan or the Confirmation Order or pending appeals of Orders entered in the Chapter 11 Cases.

On the Effective Date, there shall be formed a Post-Effective Date Committee, with such duties as are set forth in Schedule 13.2 to the Plan.

13.3     Substantial Consummation.

On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

13.4     Exemption from Transfer Taxes.

Pursuant to section 1146(c) of the Bankruptcy Code, neither (i) the issuance transfer or exchange of any security under, in furtherance of, or in connection with, the Plan, including the issuance of the Plan Securities, nor (ii) the assignment or surrender of any lease or sublease, or the delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale or assignments executed in connection with any disposition of assets contemplated by the Plan (including real and personal property), shall be subject to any stamp, real estate transfer, mortgage recording sales, use or other similar tax.

13.5     Section 1145 Exemption.

Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance and distribution of any securities contemplated by the Plan and any and all settlement agreements incorporated therein shall be exempt from, among other things, the registration requirements of Section 5 of the Securities Act and any state or local law requiring registration prior to the offering, issuance, distribution or sale of securities.  In addition, under section 1145 of the Bankruptcy Code, any securities contemplated by the Plan will be freely tradable by the recipients thereof, subject to (i) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in Section 2(a)(11) of the Securities Act, and compliance with any rules and regulations of the Securities and Exchange Commission, if any,

applicable at the time of any future transfer of such securities or instruments; (ii) the restrictions, if any, on the transferability of such securities and instruments; and (iii) applicable regulatory approval.  Notwithstanding anything in the Plan to the contrary, in no event shall any grants of equity or options to acquire equity, under the Management Incentive Plan be made if such grant of equity or exercise of options would not qualify during any 12-month period for the “small issuance exception” in Treasury Regulation Section 1.382-3.

13.6     Amendments.

(a)           Plan Modifications.  The Plan may be amended, modified, or supplemented by the Debtors or the Reorganized Debtors in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law without additional disclosure pursuant to section 1125 of the Bankruptcy Code.  In addition, after the Confirmation Date, so long as such action does not materially adversely affect the treatment of holders of Claims or Equity Interests under the Plan, the Debtors may institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan or the Confirmation Order, with respect to such matters as may be necessary to carry out the purposes and effects of the Plan.

Other Amendments.  Prior to the Effective Date, the Debtors may make appropriate technical adjustments and modifications to the Plan without further order or approval of the Bankruptcy Court, provided that such technical adjustments and modifications do not adversely affect in a material way the treatment of holders of Claims or Equity Interests.

13.7     Revocation or Withdrawal of Plan.

The Debtors reserve the right to revoke or withdraw the Plan prior to the Effective Date.  If the Debtors take such action, the Plan shall be deemed null and void.

13.8     Cramdown.

The Debtors request confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any Class that is deemed to have not accepted the Plan pursuant to section 1126(g) of the Bankruptcy Code.  The Debtors reserve the right to (i) request confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any Class or Subclass that does not accept the Plan pursuant to section 1126 of the Bankruptcy Code and (ii) to modify the Plan to the extent, if any, that confirmation of the Plan under section 1129(b) of the Bankruptcy Code requires modification.

13.9     Confirmation of Subplans.

In the event that the Debtors are unable to confirm a Plan with respect to an individual Debtor, the Debtors may revoke or withdraw that Plan.  The Debtors inability to confirm a particular Plan or the Debtors’ election to withdraw an individual Plan shall not impair the confirmation of any other Plan or the consummation of any other Plan.  In the event that the Bankruptcy Court does not confirm the NWA Corp. Plan, the Debtors reserve the right to incorporate a new NWA Corp. after the Effective Date as the Debtors’ holding company to replace NWA Corp.

13.10   Severability.

If, prior to the entry of the Confirmation Order, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the

Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms of the Plan will remain in full force and effect and in no way will be affected, impaired or invalidated by such holding, alteration or interpretation.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

13.11   Request for Expedited Determination of Taxes.

The Debtors shall have the right to request an expedited determination under section 505(b) of the Bankruptcy Code with respect to tax returns filed, or to be filed, for any and all taxable periods ending after the Commencement Date through the Effective Date.

13.12   Courts of Competent Jurisdiction.

In the event the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising out of the Plan, such abstention, refusal or failure of jurisdiction shall have no effect upon and shall not control, prohibit or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

13.13   Governing Law.

Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit hereto or a schedule to the Plan provides otherwise, the rights, duties and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

13.14   Time.

In computing any period of time prescribed or allowed by the Plan, unless otherwise set forth herein or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

13.15   Headings.

Headings are used in the Plan for convenience and reference only and shall not constitute a part of the Plan for any other purpose.

13.16   Exhibits.

All Exhibits and Schedules to the Plan are incorporated into and are a part of the Plan as if set forth in full herein.

13.17   Notices.

To be effective, all notices, requests and demands to or upon the Debtors, or, as applicable, upon the Creditors Committee, shall be in writing and unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

Northwest Airlines Corporation

Attn:       Michael L. Miller, Esq.

2700 Lone Oak Parkway

Eagan, MN  55121

with copies to:

CADWALADER, WICKERSHAM & TAFT LLP
Attorneys for the Debtors and Debtors-In-Possession
One World Financial Center
New York, NY 10281
(212) 504-6000
Attn:  Bruce R. Zirinsky, Esq.

and

OTTERBOURG, STEINDLER, HOUSTON & ROSEN, P.C.

Attorneys for the Creditors Committee

230 Park Avenue

New York, NY 10069

(212) 661-9100

Attn: Scott L. Hazan, Esq.

As of January 12, 2007

NORTHWEST AIRLINES CORPORATION

By:	/s/ Michael L. Miller
Name: Michael L. Miller
Title: Authorized Officer

NWA FUEL SERVICES CORPORATION

By:	/s/ Michael L. Miller
Name: Michael L. Miller
Title: Authorized Officer

NORTHWEST AIRLINES HOLDINGS CORPORATION

By:	/s/ Michael L. Miller
Name: Michael L. Miller
Title: Authorized Officer

NWA INC.

By:	/s/ Michael L. Miller
Name: Michael L. Miller
Title: Authorized Officer

NORTHWEST AEROSPACE TRAINING CORPORATION

By:	/s/ Michael L. Miller
Name: Michael L. Miller
Title: Authorized Officer

NORTHWEST AIRLINES, INC.

By:	/s/ Michael L. Miller
Name: Michael L. Miller
Title: Authorized Officer

NWA AIRCRAFT FINANCE, INC.

By:	/s/ Michael L. Miller
Name: Michael L. Miller
Title: Authorized Officer

COMPASS AIRLINES, INC. f/k/a NORTHWEST AIRLINES CARGO, INC.

By:	/s/ Michael L. Miller
Name: Michael L. Miller
Title: Authorized Officer

NWA RETAIL SALES INC.

By:	/s/ Michael L. Miller
Name: Michael L. Miller
Title: Authorized Officer

AIRCRAFT FOREIGN SALES, INC.

By:	/s/ Michael L. Miller
Name: Michael L. Miller
Title: Authorized Officer

MONTANA ENTERPRISES, INC.

By:	/s/ Michael L. Miller
Name: Michael L. Miller
Title: Authorized Officer

NW RED BARON LLC

By:	/s/ Michael L. Miller
Name: Michael L. Miller
Title: Authorized Officer

NWA WORLDCLUB, INC.

By:	/s/ Michael L. Miller
Name: Michael L. Miller
Title: Authorized Officer

MLT INC.

By:	/s/ Michael L. Miller
Name: Michael L. Miller
Title: Authorized Officer

Exhibit A

Amended Bylaws

(To Be Provided At A Later Date)

Exhibit B

Amended Certificate of Incorporation

(To Be Provided At A Later Date)

Exhibit C

Rights Offering

(To Be Provided At A Later Date)

Exhibit D

New Management Incentive Plan

(To Be Provided At A Later Date)

Exhibit E

Private Equity Investment Agreements

(To Be Provided At A Later Date)

Exhibit F

Registration Rights Agreement

(To Be Provided At A Later Date)

Exhibit G

Rights Offering Sponsor

(To Be Provided At A Later Date)

Exhibit H

Rights Offering Sponsor Agreement

(To Be Provided At A Later Date)

Exhibit I

Board of Directors of Reorganized Debtors

(To Be Provided At A Later Date)

Schedule 2.2

Final Orders Approving Postpetition Aircraft Purchase And Lease Obligations

(To Be Provided At A Later Date)

Schedule 4.2

1110(A) Aircraft Secured Claims (Class 1B-1)

(To Be Provided At A Later Date)

Schedule 4.3

Restructured Aircraft Secured Claims (Class 1B-2)

(To Be Provided At A Later Date)

Schedule 4.5

Other Secured Claims (Class 1C, 3B)

(To Be Provided At A Later Date)

Schedule 8.1

Schedule Of Rejected Contracts And Leases

(To Be Provided At A Later Date)

Schedule 8.2

Restructured Collective Bargaining Agreements

(To Be Provided At A Later Date)

Schedule 8.3

Management Compensation Agreements

(To Be Provided At A Later Date)

Schedule 13.2

Post-Effective Date Committee

(To Be Provided At A Later Date)